                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         MOTIVE POWER INDUSTRIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to  which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

* No fee required

                          MOTIVEPOWER INDUSTRIES, INC.

                         TWO GATEWAY CENTER, 14TH FLOOR
                         PITTSBURGH, PENNSYLVANIA 15222

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON APRIL 27, 1999

         As a stockholder of MOTIVEPOWER INDUSTRIES, INC. (the "Company"), you are invited to be present, or represented by proxy, at the Annual Meeting of Stockholders, to be held at the Doubletree Club Hotel Riverside, Boise, Idaho on April 27, 1999 at 11 a.m., Boise time, for the following purposes:

         1. To elect John C. Pope and Nicholas J. Stanley to the Board of Directors of the Company, each for terms of three (3) years expiring in 2002. See "Proposal No. 1 -- Election of Directors" in the Proxy Statement.

         2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 1999. See "Proposal No. 2 --Selection of Auditors" in the Proxy Statement.

         3. To approve the reincorporation of the Company as a Pennsylvania corporation. See "Proposal No. 3 -- To approve the reincorporation of the Company as a Pennsylvania Corporation" in the Proxy Statement.

         4. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

         Stockholders of record at the close of business on February 26, 1999 are entitled to vote at the Annual Meeting of Stockholders and all adjournments thereof. Since a majority of the outstanding shares of the Company's Common Stock must be represented at the meeting in order to constitute a quorum, all stockholders are urged either to attend the meeting or to be represented by proxy.

         IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED REPLY ENVELOPE. Your vote is important regardless of the number of shares you own. If you later find that you can be present and you desire to vote in person or, for any other reason, desire to revoke your proxy, you may do so at any time before the voting.



                                         By the Order of the Board of Directors,

                                        /s/ Jeannette Fisher-Garber

                                        Jeannette Fisher-Garber, Secretary


March 15, 1999

                          MOTIVEPOWER INDUSTRIES, INC.

                         TWO GATEWAY CENTER, 14TH FLOOR
                         PITTSBURGH, PENNSYLVANIA 15222

                         ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 27, 1999

                                 PROXY STATEMENT

         This Proxy Statement and the Notice of Annual Meeting and Form of Proxy accompanying this Proxy Statement, which will be mailed on or about March 19, 1999, are furnished in connection with the solicitation by the Board of Directors of MotivePower Industries, Inc. ("MPO" or the "Company") of proxies to be voted at the annual meeting of stockholders to be held at the Doubletree Club Hotel Riverside, Boise, Idaho on April 27, 1999 at 11 a.m., Boise time, and any adjournments thereof.

         Stockholders of record at the close of business on February 26, 1999 (the "record date") will be entitled to one vote at the meeting or by proxy for each share then held. On the record date, there were 17,777,352 shares of Common Stock of MPO outstanding. All shares represented by proxy will be voted in accordance with the instructions, if any, given in such proxy. A stockholder may abstain from voting or may withhold authority to vote for the nominees by marking the appropriate box on the accompanying proxy card, or may withhold authority to vote for an individual nominee by drawing a line through such nominee's name in the appropriate place on the accompanying proxy card. UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN, EACH PROPERLY EXECUTED PROXY WILL BE VOTED, AS SPECIFIED BELOW, TO (i) ELECT JOHN C. POPE AND NICHOLAS J. STANLEY AS DIRECTORS, (ii) RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, AND (iii) APPROVE THE REINCORPORATION OF THE COMPANY AS A PENNSYLVANIA CORPORATION.

         All proxies may be revoked, and execution of the accompanying proxy will not affect a stockholder's right to revoke it, by giving written notice of revocation to the Secretary at any time before the proxy is voted or by the mailing of a later-dated proxy. Any stockholder attending the meeting in person may vote his or her shares even though he or she has executed and mailed a proxy. A majority of all of the outstanding shares of the Company's Common Stock is required to be present in person or by proxy to constitute a quorum. Directors are elected by a plurality. The favorable vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the meeting is required to approve or adopt the proposals presented at the meeting and to ratify the appointment of Deloitte & Touche LLP.

         THIS PROXY STATEMENT IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF MPO. The expense of making this solicitation is being paid by the Company and consists of the preparing, assembling and mailing of the Notice of Annual Meeting, Proxy Statement and Proxy, tabulating returns of proxies, and charges and expenses of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to stockholders. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies by telephone, telegram or in person without additional compensation.

                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

         Two directors are to be elected at the annual meeting, each for terms of three (3) years expiring in 2002. The Board of Directors has nominated John
C. Pope and Nicholas J. Stanley for election as directors. See "Information Concerning Directors and Nominees" for a description of the business experience of and other information concerning the nominees.

         To be eligible for election as a director, persons nominated by any stockholder must be nominated in accordance with procedures set forth in the Company's bylaws. Those procedures require that written notice of the nomination be given to the Secretary of the Company at least 60 days prior to the meeting at which the election is to be held, or, if the meeting is not announced at least 75 days in advance, not later than the 10th business day following the announcement of the meeting. The Company bylaws further require that the stockholder's notice include certain information concerning the nominee as would be required to be included in the Proxy Statement. The Chairman may decline to acknowledge a nomination not made in compliance with the requirements of the bylaws.

         Unless you indicate to the contrary, the persons named in the accompanying proxy will vote it for the election of the nominees named above. If, for any reason, a nominee should be unable to serve as a director at the time of the meeting, which is not expected to occur, the persons designated herein as proxies may not vote for the election of any other person not named herein as a nominee for election to the Board of Directors. See "Information Concerning Directors and Nominees."

RECOMMENDATION

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS A CONTRARY VOTE OR AUTHORITY WITHHELD IS SPECIFIED.

                  INFORMATION CONCERNING DIRECTORS AND NOMINEES

DIRECTORS AND NOMINEES

         The Company's Certificate of Incorporation and bylaws provide that the directors of the Company are to be classified into three classes, with the directors in each class serving for three-year terms until their successors are elected. The bylaws of the Company require from three to fifteen directors as fixed by the Board. The Board has currently been fixed at seven members. The terms of the persons currently serving on the Board expire at the annual meeting of stockholders for the years indicated: John C. Pope and Nicholas J. Stanley
(1999); Gilbert E. Carmichael, Ernesto Fernandez Hurtado and Michael A. Wolf
(2000); Lee B. Foster II and James P. Miscoll (2001).

         Set forth below is information concerning each director and nominee for director of the Company, including his business experience during the past five years, his positions with the Company and certain directorships held by him. There are no family relationships among directors, nor, except as may be described herein, are there any arrangements or understandings between any director and another person pursuant to which he was selected as a director or nominee.

                       Nominees for Terms Expiring in 2002

         John C. Pope, age 50, has served as the Company's Chairman since January 1, 1996, having previously served as a Director of the Company since April 1995. Mr. Pope also serves as a Director of Federal-Mogul Corporation (automotive parts), Wallace Computer Services, Inc. (business forms and commercial printing), Medaphis Corporation (health care information services), LAI Worldwide, Inc. (executive recruitment), Waste Management, Inc. (waste management and disposal), and Dollar Thrifty Automotive Group, Inc. (car rental). Mr. Pope held various positions with UAL Corporation and United Airlines, Inc. (commercial airline), including President and Chief Operating Officer from 1992 to 1994 and Director from 1988 to 1994, Vice Chairman from 1989 to 1992, Executive Vice President of Marketing and Planning and Chief Financial Officer from 1989 to 1990, and Executive Vice President of Finance and Chief Financial Officer from 1988 to 1989. Prior thereto, Mr. Pope served as Senior Vice President and Chief Financial Officer of AMR Corporation and American Airlines, Inc. (commercial airline).

         Nicholas J. Stanley, age 34, has served as a Director of the Company since April 1994. Mr. Stanley has served as the President of Stanley Investment & Management (international business network) since 1990, as the President and Chief Executive Officer of Fine Arts Graphics, Inc. (stationery printing) since 1994, and as a Principal of the Titan Group (real estate investment) since 1990. Mr. Stanley also serves as Honorary Consul to the Kingdom of Thailand.

                  Current Directors with Terms Expiring in 2000

         Gilbert E. Carmichael, age 71, has served as a Vice Chairman of the Company since January 1996, and as a Director of the Company since April 1994. He retired as an employee of the Company in April 1997. He served as Vice Chairman of the Board from April 1994 until March 1995 and as the Company's Chairman from March 1995 until January 1, 1996. Mr. Carmichael also served as Senior Vice President of Morrison Knudsen Corporation (engineering and construction) from 1993 until March 1995. Prior to joining Morrison Knudsen, Mr. Carmichael served as Administrator of the Federal Railroad Administration from 1989 to 1993. Mr. Carmichael currently serves on the board of directors of Great Southern National Bank (financial institution).

         Ernesto Fernandez Hurtado, age 77, has served as a Director of the Company since December 1996. He served as governor of Mexico's Central Bank from 1970 to 1976. He also served as director general of Banco BCH, S.A (financial institution) from 1977 to 1982 and Bancomer, S.A. (financial institution) from 1982 to 1988. In addition, he has served in various governmental capacities, including as a member of the Board of Governors of the International Monetary Fund and a member of the International Monetary Conference.

         Michael A. Wolf, age 56, has served as the President and Chief Executive Officer of the Company since July 1996 and as a Director since August 1996. Prior thereto, he served as President and Chief Executive Officer of Pandrol Jackson, Inc. and Chairman, Pandrol N.A. Inc. (railroad equipment and contract services) from 1994 to June 1996, as President and Chief Operating Officer of Hobart Brothers Company (welding and laser manufacturing) from 1992 to 1994, and as the Executive Vice President and General Manager of Case Corporation (agricultural equipment) from 1988 to 1992. In addition, from 1972 to 1988, Mr. Wolf held various management positions with increasing responsibility, including as Executive Vice President and President of international operations at Firestone/Bridgestone, Inc. (manufacturer of tires and automotive parts, and provider of services).

                  Current Directors with Terms Expiring in 2001

         Lee B. Foster II, age 51, has served as a Director of the Company since August 1996. Mr. Foster has held various positions with L. B. Foster Company (rail, construction, and tubular products) since 1973, including as President and Chief Executive Officer since 1990.

         James P. Miscoll, age 64, has served as a Director of the Company since September 1994. Mr. Miscoll held various positions with Bank of America (financial institution) from 1962 until his retirement in 1992, including Vice Chairman from 1984 to 1992, Executive Officer, Southern California from 1985 to 1992, member of the Management Committee from 1982 to 1992 and other executive management positions for the bank in New York City, Asia and Europe. Mr. Miscoll currently serves on the boards of directors of Chela Financial (financial institution), U.S. Food Service, Inc. (foodstuffs company), MK Gold Company (mining), American International Group, Inc. (insurance and finance), and 20th Century Insurance Company (insurance).

MEETINGS OF THE BOARD OF DIRECTORS

         In 1998, the Board of Directors of the Company conducted seven meetings. Each director of the Company has attended at least 75% of the meetings held during the time he has served as a director.

COMMITTEES

         There are four active committees of the Board: the Executive and Finance Committee, the Audit and Corporate Responsibility Committee, the Compensation and Management Development Committee, and the Nominating and Corporate Governance Committee.

         The Executive and Finance Committee has all authority, consistent with the Delaware General Corporation Law, as may be granted to it by the Board. Accordingly, the Executive and Finance Committee may have and may exercise all the powers and authority of the Board in the oversight of the management of the business and affairs of the Company, except that the Executive and Finance Committee will not have the power (except to the extent authorized by a resolution of the Board) to amend the Company's Certificate of Incorporation or bylaws, to fix the designations, preferences, and other terms of any preferred stock of the Company, to adopt an agreement of merger or consolidation, to authorize the issuance of stock, to declare a dividend or to recommend to the stockholders of the Company the sale, lease or exchange of all or substantially all of the Company's property and assets, a dissolution of the Company or a revocation of such a dissolution. John C. Pope, Michael A. Wolf and Gilbert E. Carmichael currently serve as members of the Executive and Finance Committee. Mr. Pope is the Chairman of this Committee. The Executive and Finance Committee met once in 1998.

         The Audit and Corporate Responsibility Committee reviews for the Board the activities of the Company's internal auditors and its independent accountants to determine whether the Company's organization, internal controls and policies are reasonably designed to assure the adequacy of the Company's financial statements and records and to provide for the safekeeping of the assets of the Company. The Committee annually considers the qualifications of the independent accountants of the Company, makes recommendations to the Board as to their selection, reviews the audit plan, approves services rendered or to be rendered by the independent accountants and reviews the results of their audit for the previous year. The Audit and Corporate Responsibility Committee reviews financial reports and monitors compliance with the Company's code of conduct and ethics policies and accounting controls, procedures and practices, tax issues, receiving direct reports in this connection from the Company's internal auditors and its independent accountants. The Committee periodically reviews the Company's policies and compliance relating to the manner in which the Company conducts its business and its customer, supplier and investor relationships, as well as policies and compliance relating to governmental agencies, the general public and communities where plant locations exist, and then reviews the need for, and recommends the development of, new policies relating to such matters. Three of the Company's independent directors, James P. Miscoll, Ernesto Fernandez Hurtado and Nicholas J. Stanley, currently serve as members of the Audit and Corporate Responsibility Committee. Mr. Miscoll is the Chairman of this Committee. The Audit and Corporate Responsibility Committee met six times in 1998.

         The Compensation and Management Development Committee has the primary responsibility for establishing and administering the Company's compensation program for the top 10 highest-paid executive officers and other key personnel and for overseeing the Company's compensation program for the top 50 highest-impact positions of the Company ("key management"); overseeing selection and professional development and succession planning of the Company's key management; and regularly consulting with the Company's management regarding compensation policies, benefits plans, best practices and benchmarking. Three of the Company's independent directors, Lee B. Foster II, Nicholas J. Stanley and James P. Miscoll, currently serve as members of the Compensation and Management Development Committee. Mr. Stanley is the Chairman of this Committee. The Compensation and Management Development Committee met six times in 1998.

         The Nominating and Corporate Governance Committee has the primary responsibility for monitoring and making recommendations to the Board with respect to developments in the area of corporate governance and Board policies; annually evaluating the performance of the Board; identifying, evaluating and recommending to the Board candidates for Board membership; and evaluating the Company's President and Chief Executive Officer and planning for succession in that position. John C. Pope, Gilbert E. Carmichael and Lee B. Foster II currently serve as members of the Nominating and Corporate Governance Committee. Mr. Pope is the Chairman of this Committee. The Nominating and Corporate Governance Committee did not meet in 1998.

                     PROPOSAL NO. 2 -- SELECTION OF AUDITORS

THE PROPOSAL

         The Board of Directors appointed Deloitte & Touche LLP, independent certified public accountants, to audit the financial statements of the Company and its wholly owned subsidiaries for the fiscal year ending December 31, 1999. This appointment is being presented to stockholders for ratification. Deloitte & Touche LLP audited the Company's financial statements for the year ended December 31, 1998.

         A representative of Deloitte & Touche LLP is expected to attend the meeting and will be afforded an opportunity to make a statement if he or she desires to do so. This representative is also expected to be available to respond to appropriate questions.

RECOMMENDATION

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS A CONTRARY VOTE OR AUTHORITY WITHHELD IS SPECIFIED.

       PROPOSAL NO. 3 -- TO APPOVE THE REINCORPORATION OF THE COMPANY AS A
                         PENNSYLVANIA CORPORATION

THE PROPOSAL

         At the annual meeting, the stockholders will vote upon a proposal to change the state of incorporation of the Company from Delaware to Pennsylvania (commonly characterized as a "reincorporation"). If approved, this reincorporation will be effected by merging (the "Merger") the Company into a wholly-owned Pennsylvania subsidiary which was recently formed solely for the purpose of effecting the reincorporation. The surviving corporation will be MotivePower Industries, Inc., a Pennsylvania corporation ("MotivePower Industries-PA"). Upon consummation of the Merger, each share of Common Stock of the Company, par value $.01 per share, will be automatically converted into one share of Common Stock of MotivePower Industries-PA, par value $.01 per share, and will continue to be quoted without interruption on the New York Stock Exchange under the same symbol, "MPO." IT WILL NOT BE NECESSARY FOR STOCKHOLDERS OF THE COMPANY TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF MOTIVEPOWER INDUSTRIES-PA.

         The proposed Merger will be effected pursuant to the terms and conditions of a Plan of Merger, a copy of which is included as Appendix A. By virtue of the Merger, the Company will cease to exist as a Delaware corporation and the stockholders of the Company will become shareholders of MotivePower Industries-PA. MotivePower Industries-PA will succeed to all of the assets, liabilities, subsidiaries and other properties of the Company to the full extent provided by law, and the rights of the shareholders and internal affairs of the Company will be governed by the articles of incorporation (the "MotivePower Industries-PA charter") and bylaws of MotivePower Industries-PA and by the Pennsylvania Business Corporation Law of 1988, as amended (the "Pennsylvania BCL"), rather than the certificate of incorporation (the "Company charter") and bylaws of the Company and the Delaware General Corporation Law (the "Delaware GCL"). A copy of the MotivePower Industries-PA charter is included as Appendix
B. Copies of the Company charter and bylaws as currently in effect and of the full text of the bylaws of MotivePower Industries-PA are available for inspection at the headquarters of the Company and will be sent to shareholders without cost upon request.

         There will be no change in the name, business, management, benefit plans, location, assets, liabilities or net worth of the Company as a result of the reincorporation. While the rights of shareholders under the Pennsylvania BCL and the Delaware GCL differ in a number of respects, the MotivePower Industries-PA charter and bylaws, considered together, have been designed to minimize these differences. For example, as a result of provisions included in the MotivePower Industries-PA charter, the material anti-takeover provisions in the Pennsylvania BCL will not be applicable to the Company after the reincorporation. See "Statutory Anti-Takeover Provisions." The material changes in stockholder rights, corporate governance and other matters resulting from the reincorporation are discussed below. The Delaware GCL refers to "stockholder" whereas the Pennsylvania BCL uses the term "shareholder." The term shareholder is used throughout the discussion because stockholder and shareholder have the same meaning under those statutes.

         The Merger is intended to constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended. Accordingly, shareholders will not recognize a gain or loss for Federal income tax purposes as a result of the Merger and the automatic conversion of their shares into shares of MotivePower Industries-PA. Each shareholder's basis in shares of MotivePower Industries-PA will be the same as his or her basis in the shares of the Company, and the holding period for shares of MotivePower Industries-PA will include the holding period for shares of the Company held as capital assets. No information is provided herein with respect to the consequences to shareholders, if any, under applicable state, local or foreign laws. Shareholders are advised to consult their personal tax advisors as to any tax consequences arising from individual circumstances.

         The Plan of Merger was approved by the Board of Directors of the Company on December 11, 1998. Under Delaware law, consummation of the Merger will require that the Plan of Merger be adopted by the affirmative vote of the holders of record of a majority of the outstanding shares of Common Stock of the Company entitled to vote thereon. The Merger and reincorporation will be effected as soon as practicable after the shareholders have adopted the Plan of Merger. However, the Merger and reincorporation may be abandoned or the Plan of Merger amended, either before or after shareholder adoption of the Plan of Merger (except that the principal terms may not be amended without shareholder approval) if in the opinion of the Board of Directors of the Company circumstances arise that make it inadvisable to proceed. If the Plan of Merger is not adopted by the shareholders, the reincorporation will not be consummated and the Company will remain a Delaware corporation.

         Shareholders of the Company who vote against adoption of the Plan of Merger or who abstain from voting will not be entitled to appraisal rights as a result of the Merger.

RECOMMENDATION

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSAL TO CHANGE THE STATE OF INCORPORATION OF THE COMPANY FROM DELAWARE TO PENNSYLVANIA. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS A CONTRARY VOTE OR AUTHORITY WITHHELD IS SPECIFIED.

REASONS FOR THE REINCORPORATION

         The principal reason for reincorporating the Company in Pennsylvania is to eliminate the Company's annual liability under the Delaware franchise tax. As a Pennsylvania corporation, the Company would no longer be subject to the Delaware franchise tax.

         In recommending that the Company change its corporate domicile to Pennsylvania, the Board of Directors also considered that the reason for having incorporated the Company in Delaware has been largely abrogated by the adoption in 1988 and subsequent years of important amendments to the Pennsylvania BCL. The Company historically has maintained its corporate headquarters in Pennsylvania and has had virtually no business operations in Delaware. It was incorporated in Delaware, however, because the Delaware GCL was commonly viewed as more modern and less restrictive than the corporation laws of Pennsylvania then in effect. The differences between the Delaware and Pennsylvania corporation laws, however, were largely eliminated in 1988 when Pennsylvania adopted sweeping changes in the Pennsylvania BCL which afforded Pennsylvania corporations significant operating flexibility and even certain advantages over the Delaware GCL.

         As a result of the large number of corporations incorporated in Delaware, the Delaware courts have developed a considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to Delaware corporations. The Board believes, however, that the tax savings and other advantages of reincorporating in Pennsylvania outweigh these benefits of being domiciled in Delaware.

NO CHANGE IN MANAGEMENT

         Upon consummation of the Merger, the Board of Directors of MotivePower Industries-PA will be composed of those persons elected to the Board of Directors of the Company at the annual meeting held on April 27, 1999. Those persons will continue to serve as directors of MotivePower Industries-PA for the ensuing year and until their successors are elected and qualified. It is expected that the first annual meeting of the MotivePower Industries-PA shareholders will be held in April or May 2000.

         The persons who currently serve as executive officers of the Company will serve as the executive officers of MotivePower Industries-PA following the Merger.

BENEFIT PLANS TO CONTINUE

         The Company's retirement plans and all other employee benefit plans will not be changed in any material respect by the Merger. The options to acquire Common Stock of the Company under the Company's Long-Term Incentive Plan which are outstanding immediately prior to the Merger will be converted into options to purchase the same number of shares of MotivePower Industries-PA Common Stock on the same terms and conditions as those in effect immediately prior to the Merger, and future options granted under that plan will be for shares of MotivePower Industries-PA Common Stock.

CAPITALIZATION

         COMMON STOCK. The Company is authorized to issue up to 55,000,000 shares of Common Stock, par value $.01 per share. As of December 31, 1998, 17,700,277 shares were outstanding. The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders, and there is no cumulative voting in the election of directors, nor are there preemptive rights upon the issuance of additional shares. Upon dissolution of the Company (which does not include the Merger), the holders of Common Stock will be entitled to a ratable portion of any assets remaining after payment of all priority claims.

         MotivePower Industries-PA is also authorized to issue up to 55,000,000 shares of Common Stock, par value $.01 per share. One share has been issued to the Company but will be canceled upon consummation of the Merger. With the exceptions noted in "Comparative Rights of Shareholders Before and After the Merger," the voting and other rights of the holders of the Common Stock are essentially the same as those of the holders of the Company's Common Stock. MotivePower Industries-PA is not authorized to issue any other classes of common stock.

         At the effective time of the Merger, each share of Common Stock of the Company (including the shares held in the treasury) will be automatically converted into one share of MotivePower Industries-PA Common Stock, and the number of shares of Common Stock reserved for future issuance will be the same as the number of shares of Common Stock then reserved by the Company for future issuance.

         ChaseMellon Shareholder Services, L.L.C. ("ChaseMellon") serves as the transfer agent and registrar for the Company's Common Stock and will serve in the same capacity for the Common Stock of MotivePower Industries-PA.

         PREFERRED STOCK. The Company is currently authorized to issue 10,000,000 shares of Preferred Stock, par value $.01 per share, 1,600,000 shares of which have been designated Series C Junior Participating Preferred Stock ("Series C Preferred Stock") for issuance in connection with the Company's Shareholder Rights Plan (See below). The MotivePower Industries-PA charter also authorizes the Company to issue up to 10,000,000 shares of Preferred Stock, par value $.01 per share, 1,600,000 shares of which have also been designated Series C Preferred Stock for issuance in connection with the Company's Shareholder Rights Plan. In each case, the Board of Directors is authorized to issue shares of Preferred Stock in classes or series and to determine for any such class or series its voting rights, preferences, limitations and any special rights. Such action may be taken by the Board at any time and without shareholder approval.

         While management has no current understandings, plans or agreements for the issuance of preferred stock, the shares of preferred stock may be used in connection with the raising of additional capital, future acquisitions, and for other corporate purposes. In addition, some or all of the preferred stock could be used in connection with the shareholder rights plan described below. The Board believes that it is in the Company's best interest that such stock be made available for issuance, without the need to seek shareholder approval for individual amendments to the MotivePower Industries-PA charter, as opportunities arise, so that it may avoid the expense and possible delay involved in obtaining such approval. The newly authorized shares of preferred stock will not have preemptive rights under Pennsylvania law.

         If the merger is consummated, the Board will have the power to issue shares of preferred stock having dividend, voting or conversion rights that could discourage or deter a future unsolicited attempt to gain control of the Company or to acquire substantial ownership of its stock, even if the terms of the unsolicited transaction might prove advantageous to some or many of the shareholders. However, the Company's shareholder rights plan has similar anti-takeover effects.

SHAREHOLDER RIGHTS PLAN

         On January 19, 1996 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company adopted a Shareholder Rights Plan (the "Rights Plan"), which has been subsequently amended by the Board, and declared that a dividend of one share purchase unit ("Right") be distributed on each outstanding share of Common Stock to shareholders of record as of the close of business on January 30, 1996. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series C Preferred Stock, par value $0.01 per share, or, in certain circumstances, shares of Common Stock, other securities, and/or cash or other property, at a Purchase Price of $80 per share of Series C Preferred Stock (or, when applicable, Common Stock, securities, cash, and/or other property), subject to adjustment. The complete terms and conditions of the Rights are set forth in a Rights Agreement dated as of January 19, 1996 (the "Rights Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent. An amended summary of the Rights Agreement was previously mailed to the shareholders.

         All shares of Common Stock currently outstanding have received Rights. In addition, all shares of Common Stock issued prior to the Distribution Date will be issued with Rights. Initially, the Rights attached to the outstanding shares of Common Stock without a separate distribution of Right Certificates. The Rights will detach from the outstanding shares of Common Stock and separate Right Certificates will be issued when there is a Distribution Date. A "Distribution Date" will occur on (i) the 10th day following a public announcement that a person has become an Acquiring Person (the date of such public announcement being the "Stock Acquisition Date"), or (ii) if earlier, the tenth business day

(or such later date as may be determined by the Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement or announcement of a tender or exchange offer that would result in a person or group of affiliated or associated persons becoming the Beneficial Owner of 15% or more of the outstanding shares of Common Stock. Subject to certain limitations and exceptions, an "Acquiring Person" is a person or group of affiliated or associated persons that beneficially owns 15% or more of the outstanding shares of Common Stock. The Rights are not exercisable until the Distribution Date and will expire at the close of business on January 30, 2006 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company.

         Once a person has become an Acquiring Person, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person will be null and void. In the event that, at any time after a person becomes an Acquiring Person, (i) the Company is acquired in a merger or other business combination, or (ii) 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) is sold or otherwise transferred, proper provision will be made so that each holder of a Right (other than a Right that is or was beneficially owned by an Acquiring Person that has become null and void pursuant to the terms of the Rights Agreement) shall thereafter have the right to receive upon exercise of such Right, in lieu of shares of Series C Preferred Stock, shares of common stock of the acquirer then having a current market value equal to two times the then-current Purchase Price.

         At any time prior to the time any person becomes an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right, subject to adjustment (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis, and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

         The Rights Plan will be preserved by MotivePower Industries-PA. The Pennsylvania law explicitly approves such rights plans, but specific plans will probably still be subject to evaluation on a case-by-case basis. In that regard, differences between Delaware's and Pennsylvania's court systems and legal precedents could potentially affect the outcome of any legal challenge to the Rights Plan. See "Comparative Rights of Shareholders Before and After the Merger--General." The Rights Plan was primarily written to meet the standards established in Delaware case law.

COMPARATIVE RIGHTS OF SHAREHOLDERS BEFORE AND AFTER THE MERGER

GENERAL

         The rights of shareholders of Pennsylvania and Delaware business corporations are governed by and subject to the provisions of the Pennsylvania BCL and the Delaware GCL, respectively. If the Merger is consummated, the shareholders of the Company will become shareholders of MotivePower Industries-PA, and their rights will be governed by and subject to the provisions of the Pennsylvania BCL rather than the Delaware GCL. The rights of the Company's shareholders following the Merger will also be governed by the MotivePower Industries-PA charter and bylaws rather than the provisions of the Company charter and bylaws. The following is a summary of certain differences in the rights of shareholders before and after the Merger and is qualified in its entirety by reference to the relevant provisions of the Delaware GCL, the Pennsylvania BCL, the Company charter and bylaws and the MotivePower Industries-PA charter and bylaws.

         Although the Pennsylvania BCL and the Delaware GCL are similar in most respects, there are a number of differences between the two statutes that should be carefully considered by the shareholders in evaluating the proposed Merger. The following summary does not purport to be a complete statement of all differences, nor does it purport to be a complete statement of the provisions of the two statutes which it compares; nonetheless, the following discussion does set forth all material differences between the statutory rights of holders of common stock of a Delaware corporation and those of holders of common stock of a Pennsylvania corporation.

         In addition, there is a substantial body of case law in Delaware interpreting the corporation laws of that state. A comparable body of judicial interpretations does not exist in Pennsylvania. Delaware also has established a system of Chancery Courts to adjudicate matters arising under its corporation law. Pennsylvania has considered but has not yet established an equivalent court system. As a result of these factors there may be less certainty as to the outcome of matters governed by Pennsylvania corporation law or by the charter of a Pennsylvania corporation (and therefore it may be more difficult to obtain legal guidance as to such matters) than would be the case under Delaware law.

AMENDMENTS TO CHARTER; FUNDAMENTAL CORPORATE TRANSACTIONS

         The Company's charter requires the approval of the holders of 66-2/3% of the outstanding stock entitled to vote on the matter, voting as a single class, to amend certain critical provisions of the Company's charter. In order to provide for comparable rights in the MotivePower Industries-PA's charter, such approval will be required to amend critical provisions of MotivePower Industries-PA's charter, including the provisions of
Article 7 (which governs adoption and amendment of bylaws), Article 8 (which includes requiring that shareholders act not by consent but only at duly called meetings) and Article 9 (which relates to the nomination, election and removal of directors).

          It will generally be less difficult under Pennsylvania law to amend other provisions of the MotivePower Industries-PA charter and to engage in fundamental corporate transactions than it is for the Company currently under Delaware law. The Pennsylvania BCL only requires the affirmative vote of a majority of the votes actually cast, at a meeting of shareholders at which a quorum is present, in order to amend the articles of incorporation or engage in fundamental corporate transactions, such as mergers, sales of substantially all of the assets or dissolution of the corporation. The Delaware GCL requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote in order to take those actions. Also, the Pennsylvania BCL does not require shareholder approval of certain non-material amendments to the articles, such as changing the corporate name or increasing the number of authorized shares to effectuate a stock dividend where the corporation has only one class of shares outstanding.

AMENDMENTS TO BYLAWS

         The bylaws of both the Company and MotivePower Industries-PA require the approval of the holders of 66-2/3% of the outstanding stock entitled to vote on the matter, voting as a single class, to amend certain critical provisions of the bylaws. The Board of MotivePower Industries-PA will have less authority to adopt or amend other provisions of the bylaws than the Board of the Company has currently. Under Pennsylvania law, the power of the board of directors to adopt or amend bylaw provisions on certain specified subjects is limited. Delaware law, on the other hand, permits a board to make changes in the bylaws if the certificate of incorporation confers on the board the power to amend the bylaws. The Company charter grants the Board the power to amend or repeal the bylaws of the Company.

SHAREHOLDER ACTION BY CONSENT

         Both the Company's charter and MotivePower Industries-PA's charter expressly provide that shareholders may not act by consent in lieu of a meeting. In the absence of such a charter provision, Pennsylvania law would not permit the shareholders of a Pennsylvania corporation that has a class of stock registered under the Securities Exchange Act of 1934 (a "registered" corporation") to act without a meeting by less than unanimous written consent unless the articles of incorporation afford them that right. In contrast, Delaware law would permit the shareholders to act without a meeting, by written consent of the holders of the number of shares required to take the action at a meeting, unless the certificate of incorporation restricts such action.

DIVIDENDS

         Under Pennsylvania law, a corporation has the power, subject to restrictions in its bylaws, to pay dividends or make other distributions to its shareholders unless after giving effect thereto (i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) the corporation's assets would be less than the sum of its total liabilities plus the amount that would be needed upon the dissolution of the corporation to satisfy the preferential rights, if any, of shareholders having superior preferential rights to the shareholders receiving the distribution. The MotivePower Industries-PA bylaws contain no limitations on such powers.

         Under Delaware law, directors may, subject to any restrictions in the corporation's certificate of incorporation, declare and pay dividends either (i) out of its surplus or (ii) in case there is no surplus, out of the net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. The directors of a Delaware corporation may not declare a dividend out of net profits, however, if the capital of the corporation is less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. The Company charter does not restrict the payment of dividends.

DISSENTERS' OR APPRAISAL RIGHTS

         The rights of shareholders to demand payment in cash by a corporation of the fair value of their shares in the event of certain fundamental corporate transactions are called dissenters' rights in Pennsylvania and appraisal rights in Delaware. The Pennsylvania BCL does not provide dissenters' rights to holders of shares that are listed on a national securities exchange or held of record by more than 2,000 shareholders. In contrast, the Delaware GCL does not afford appraisal rights to holders of shares which are listed on a national securities exchange, quoted on the NASDAQ National Market or held of record by more than 2,000 shareholders when the plan of merger or consolidation converts such shares into stock of the surviving corporation or stock of another corporation which is listed on a national securities exchange, quoted on the NASDAQ National Market or held of record by more than 2,000 shareholders. The meaning of "fair value" under the Pennsylvania BCL and the Delaware GCL is substantially the same.

SHAREHOLDERS' MEETINGS

         Pennsylvania law provides that if the annual meeting for election of directors is not called and held within six months after the date designated as provided in or fixed pursuant to the authority granted in a Pennsylvania corporation's bylaws, any shareholder may call the meeting at any time thereafter. Special meetings of shareholders of a registered corporation may be called by (i) the board of directors, (ii) shareholders entitled to cast at least 20% of the votes entitled to be cast at the meeting, but only if the shareholders are accorded that right in the articles of incorporation, and (iii) such officers or other persons as may be provided in the bylaws.

         Under Delaware law, if the annual meeting for the election of directors is not held within 30 days after the date by or in the manner provided in a Delaware corporation's bylaws, or if no date has been designated for a period of 13 months after the organization of the corporation or after its last annual meeting, the Court of Chancery may summarily order a meeting to be held upon the request of any shareholder or director. Special meetings of shareholders may be called by the board of directors or by such persons as may be authorized by the certificate of incorporation or bylaws.

         The bylaws of both MotivePower Industries-PA and the Company provide that annual meetings of the shareholders to elect the directors shall be held at a date, time and place fixed by the Board of Directors and that special meetings of the shareholders may be called by the president for any purpose and shall be called by the president or secretary if directed by the board of directors. The shareholders do not have the right to call special meetings, and they will not have that right after the reincorporation.

DERIVATIVE SUITS

         Under Pennsylvania law, a shareholder may maintain a derivative suit, even if the shareholder was not a shareholder at the time of the alleged wrongdoing, if there is a strong prima facie case in favor of the claim asserted and if the court determines in its discretion that serious injustice would result without such suit. Under Delaware law, however, a shareholder may bring a derivative suit only if he or she was a shareholder at the time of the alleged wrongdoing or the stock thereafter devolved upon him or her by operation of law.

FIDUCIARY DUTY OF DIRECTORS

         Both Pennsylvania and Delaware law provide that the board of directors has the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of Pennsylvania and Delaware corporations owe fiduciary duties of care and loyalty to the corporations for which they serve as directors. Directors of Delaware corporations also owe fiduciary duties of care and loyalty to the shareholders.

         A director of a Pennsylvania business corporation stands in a fiduciary relationship to the corporation and must perform his or her duties as a director, in good faith, in a manner he or she reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing these duties, the director is entitled to rely, in good faith, on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared by any of the following: (i) one or more officers or employees whom the director reasonably believes to be reliable and competent in the matters presented; (ii) counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional competence of such persons; and (iii) a committee of the board upon which he or she does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence. A director will not be considered to be acting in good faith if he or she has knowledge concerning the matter in question which would cause his or her reliance to be unwarranted.

         Delaware courts have held that the directors of a Delaware corporation are required to exercise an informed business judgment in the performance of their duties. An informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts have also imposed a heightened standard of conduct upon directors in matters involving a contest for control of the corporation. A director of a Delaware corporation, in the performance of his or her duties, is fully protected in relying, in good faith, upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation's officers or employees, or committees of the board of directors, or by any other person as to matters he or she reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

         The Pennsylvania BCL provides that in discharging the duties of their respective positions, the board of directors, committees of the board and individual directors of a business corporation may, in considering the best interests of the corporation, consider the effects of any action upon employees, upon suppliers and customers of the corporation and upon communities in which offices or other establishments of the corporation are located and all other pertinent factors. Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director are presumed to be in the best interests of the corporation. In contrast, the Delaware GCL does not contain any statutory provision permitting the board of directors, committees of the board and individual directors, when discharging the duties of their respective positions, to consider the interests of any constituencies other than the corporation or its shareholders.

         It is unclear under the current state of development of Delaware law whether and the extent to which the board of directors, committees of the board and individual directors of a Delaware corporation may, in considering what is in the corporation's best interests or the effects of any action on the corporation, take into account the interests of any constituency other than the shareholders of the corporation. In contrast, Pennsylvania law provides that a director of a

Pennsylvania corporation owes a duty only to the corporation, and in considering what is in the best interests of the corporation may choose to consider the effects of any action upon the shareholders, employees, suppliers, customers or creditors of the corporation and upon the communities in which offices of the corporation exist. Consequently, the fiduciary duty provisions of the Pennsylvania BCL may provide significantly broader discretion, and increased protection from liability, to directors in exercising their fiduciary duties, particularly in the context of a threatened change in control.

LIMITATION OF DIRECTOR LIABILITY

         The charter of both MotivePower Industries-PA and the Company contain similar provisions that limit the monetary liability of directors. As a result of the provision in the charter of MotivePower Industries-PA, as permitted by Pennsylvania law, a director of MotivePower Industries-PA will not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Such limitation does not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes. Under Delaware law and the provision in the charter of the Company, a director is excused from monetary liability for breach of fiduciary duty as a director unless the liability is for breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for a willful or negligent payment of an unlawful dividend or unlawful stock purchase or redemption, or for any transaction from which the director derived an improper personal benefit.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Both Pennsylvania and Delaware law permit a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement incurred by them in connection with any pending, threatened or completed action or proceeding, and permit such indemnification against expenses incurred in connection with any pending, threatened or completed derivative action, if the director or officer has acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Under both laws, court approval is required with respect to any payment made with respect to a derivative action. Furthermore, both the Pennsylvania BCL and the Delaware GCL provide that expenses incurred in defending any action or proceeding may be paid by the corporation in advance of the final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation.

         In both Pennsylvania and Delaware the statutory provisions for indemnification and advancement of expenses are non-exclusive of any other rights, such as rights under contract, a bylaw or by vote of shareholders or disinterested directors, to which a person seeking indemnification or advancement of expenses may be entitled.

         Like the Company's bylaws, the bylaws of MotivePower Industries-PA require indemnification of directors and officers to the fullest extent permitted by law. At the present time, these boundaries in the MotivePower Industries-PA bylaws would be dictated by the Pennsylvania BCL, which prohibit indemnification where the conduct is determined by a court to constitute willful misconduct or recklessness. The Delaware GCL does not contain such an express restriction on indemnification, although the Delaware courts have held that indemnification cannot be given with respect to willful and intentional misconduct.

         The directors and officers of MotivePower Industries-PA would be entitled to the benefits of the indemnification provisions of the MotivePower Industries-PA bylaws. Because such persons have a financial interest in these arrangements, their adoption could be deemed an interested transaction under the Pennsylvania BCL, which provides that an interested transaction will not be void or voidable as such if the material facts as to such interest and such transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders. The text of Section 32 of the MotivePower Industries-PA bylaws, providing for indemnification of its directors and officers, is set forth in Appendix C. A vote in favor of the Merger will also be deemed to be a vote in favor of Section 32 of the MotivePower Industries-PA bylaws. Thus, the adoption of the MotivePower Industries-PA bylaws will not be subject to challenge as an interested transaction if shareholder approval of the Merger is obtained, and such approval will estopp a shareholder or third party from later challenging the validity or enforceability of such provisions of the bylaws on other grounds. The indemnification provisions of the MotivePower Industries-PA bylaws have not been adopted in response to any recent, pending or threatened litigation.

         The Board of Directors of MotivePower Industries-PA also reserves the right to enter into indemnification agreements in the future with its directors and officers and to designate other persons who will be entitled to the expanded indemnification rights. Approval of such actions is not required by the shareholders.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors or officers, the Company and MotivePower Industries-PA are aware that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is therefore unenforceable. Under certain circumstances, MotivePower Industries-PA might be required to submit to a court the question of whether indemnification is permissible before it could indemnify directors or officers for such liabilities.

         Both Pennsylvania and Delaware law permit a corporation to purchase and maintain insurance on behalf of any director or officer of the corporation against any liability asserted against the director or officer and incurred in such capacity, whether or not the corporation would have the power to indemnify the director or officer against such liability. The directors and officers of the Company are currently covered as insureds under directors and officers liability insurance maintained by the Company which would not be affected by the Merger. Such insurance, subject to annual renewal and certain rights of the insurer to terminate, provides an aggregate maximum of $10 million of coverage for directors and officers of the Company and its subsidiaries, including MotivePower Industries-PA, against claims made during the policy period.

STATUTORY ANTI-TAKEOVER PROVISIONS

         Certain provisions of the Delaware GCL and Pennsylvania BCL, summarized in the following paragraphs, may be considered to have an anti-takeover effect and may delay, deter or prevent a tender offer, proxy contest or other takeover attempt that a stockholder might consider to be in such stockholder's best interest, including such an attempt as might result in payment of a premium over the market price for shares held by stockholders. TO THE FULL EXTENT POSSIBLE, MOTIVEPOWER INDUSTRIES-PA HAS OPTED OUT OF THE SPECIFIC ANTI-TAKEOVER PROVISIONS INCLUDED IN THE PENNSYLVANIA BCL. In lieu of those provisions, MotivePower Industries-PA's charter incorporates the provisions of Section 203 of the Delaware GCL as currently in effect (and which is currently applicable to the Company). Section 203 of the Delaware GCL prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which such person became an interested stockholder unless (i) prior to such date, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or (ii) upon becoming an interested stockholder the stockholder then owned at least 85% of the voting stock, as defined in Section 203; or (iii) subsequent to such date, the business combination is approved by both the Board of Directors and by at least 66-2/3 of the corporation's outstanding voting stock, excluding shares owned by the interested stockholder. For these purposes, the term "business combination" includes mergers, asset sales and other similar transactions with an "interested stockholder." An "interested stockholder" is a person who, together with affiliates and associates, owns (or, within the prior three years, did own) 15% or more of the corporation's voting stock.

         The Pennsylvania BCL's anti-takeover provisions that do not apply to MotivePower Industries-PA are Sections 1715 and 2538 and Subchapters 25E, 25F, 25G and 25H. Section 1715, expressly states that the fiduciary duty of the directors does not require them to redeem any rights under or render inapplicable any shareholder rights plan (such as the Company's) or certain of the anti-takeover provisions of the Pennsylvania BCL. Section 2538 requires that fundamental corporate transactions, such as mergers and share exchanges, be approved by a majority vote of the disinterested shareholders. Subchapter 25E with certain exceptions entitles the shareholders to be paid the fair value of their shares by anyone who acquires 20% or more of the outstanding voting power of the corporation; Subchapter 25F imposes certain financial requirements and restrictions on business combinations with interested shareholders; Subchapter 25G, relating to so-called control share acquisitions, with certain exceptions limits the voting rights of persons who have acquired 20% or more of the outstanding voting power of the corporation; and Subchapter 25H requires disgorgement of certain profits made by "controlling shareholders" following their attempts to gain control of the corporation.

                    INFORMATION CONCERNING EXECUTIVE OFFICERS

INFORMATION CONCERNING EXECUTIVE OFFICERS AND OTHER KEY EMPLOYEES

         Set forth below is information concerning each executive officer and certain key employees of the Company, including his or her business experience during the past five years, his or her positions with the Company and certain directorships held by him or her and his or her age as of the date of the annual meeting. Officers are appointed annually by the Board of Directors of the Company and serve, at the pleasure of the Board, until the appointment of their successors. There are no family relationships among the officers, nor, except as may be described herein, are there any arrangements or understandings between any officer and another person pursuant to which he or she was appointed to office.

NAME                                AGE     POSITION
Executive Officers
John C. Pope                        50      Chairman of the Board
Michael A. Wolf                     56      President, Chief Executive Officer and Director
Joseph S. Crawford Jr.              54      Executive Vice President and Chief Operating Officer
William F. Fabrizio                 51      Senior Vice President and Chief Financial Officer
David L. Bonvenuto                  31      Vice President, Controller and Principal Accounting Officer
Jeannette Fisher-Garber             47      Vice President, General Counsel and Secretary
Thomas P. Lyons                     35      Vice President and Treasurer
Jeffrey A. Plut                     38      Vice President, Corporate Development
Scott E. Wahlstrom                  35      Vice President, Human Resources and Administration
Timothy R. Wesley                   37      Vice President, Investor and Public Relations


Other Key Employees
Phillip L. Brown                    46      President, Power Parts Company
Jack E. Floyd                       48      President, Boise Locomotive Company, G&G Locotronics
                                            Company, Q-Tron Company, Microphor Company
James E. Lindsay                    45      President, Engine Systems Company, Touchstone Company
Gerald M. Rowe                      49      President, MPI de Mexico S.A. de C.V.
Gary E. Ryker                       49      President, Motor Coils Manufacturing Company
Carlos E. Vidaurreta                55      Director General, MPI de Mexico S.A. de C.V.
Fred M. Young Jr.                   57      President, Young Radiator Company


EXECUTIVE OFFICERS AND OTHER KEY EMPLOYEES

         John C. Pope. See "Information Concerning Directors and Nominees" for a description of Mr. Pope's relevant business experience.

         Michael A. Wolf. See "Information Concerning Directors and Nominees" for a description of Mr. Wolf's relevant business experience.

         Joseph S. Crawford Jr. has served as Executive Vice President and Chief Operating Officer of the Company since October 1998. Prior thereto, he served as President of the Company's Boise Locomotive subsidiary from December 1995 to October 1998, as the Company's Executive Vice President, Locomotive Group from September 1994 to December 1995 and as Senior Vice President, Operations and Maintenance of the Company from May 1994 to September 1994. From 1988 to May 1994, Mr. Crawford served as Senior Vice President and General Manager of New Jersey Transit Rail Corporation (transit and rail operations).

         William F. Fabrizio has served as Senior Vice President and Chief Financial Officer of the Company since November 1996. From 1995 to November 1996, Mr. Fabrizio served as Chief Financial Officer of Lear Corporation's Automotive Industries Division (automotive parts), which had acquired Automotive Industries Holdings, Inc. (automotive parts) in 1995, for which he had also served as Chief Financial Officer during 1995. Prior thereto, from 1989 to 1994, he served as the Chief Financial Officer of Rockwell International Corporation's Automotive Group (automotive parts).

         David L. Bonvenuto has served as Vice President, Controller and Principal Accounting Officer of the Company since October 1998, having previously held the position of Assistant Controller with the Company from 1997 to October 1998. Prior thereto, Mr. Bonvenuto was employed at KPMG Peat Marwick LLP (public accounting firm) from 1990 to 1997.

         Jeannette Fisher-Garber has served as Vice President, General Counsel and Secretary of the Company since October 1996. Prior thereto, Ms. Fisher-Garber served as Corporate Counsel for Federated Investors (mutual funds) from 1987 to October 1996, as a staff attorney for Joy Manufacturing Company (manufacturing) from 1979 to 1987 and as a financial analyst for Rockwell International Corporation (manufacturing) from 1976 to 1979.

         Thomas P. Lyons has served as Vice President & Treasurer of the Company since February 1997, having previously served as Treasurer of the Company since August 1996. Prior thereto, Mr. Lyons served as the Company's Project Finance Manager from September 1994 to July 1996 and its Senior Financial Analyst from June 1994 to September 1994.

         Jeffrey A. Plut has served as Vice President, Corporate Development of the Company since October 1998, previously having served as Vice President of Finance and Administration for the Company's Locomotive Group since October 1997. Prior thereto, Mr. Plut served as Vice President and Controller of the Company's Motor Coils Manufacturing Company subsidiary from December 1994 to October 1997. Prior thereto, Mr. Plut was employed at Deloitte and Touche LLP (public accounting firm) from 1990 to 1994.

         Scott E. Wahlstrom has served as Vice President, Human Resources and Administration of the Company since August 1996. Prior thereto, he served as the Company's Corporate Director, Human Resources from August 1995 to August 1996 and as its Corporate Manager, Human Resources from 1994 to August 1995. He previously served as Manager of International Compensation at Morrison Knudsen (engineering and construction) from 1992 to 1994. In addition, from 1991 to 1992, Mr. Wahlstrom served as Senior Analyst at Walt Disney Company (entertainment). Prior thereto, Mr. Wahlstrom was employed at Deloitte Haskins and Sells (public accounting firm).

         Timothy R. Wesley has served as Vice President, Investor and Public Relations of the Company since August 1996. Prior thereto, he served as the Company's Director, Investor and Public Relations from February 1995 to August 1996. Previously, Mr. Wesley served as Director, Investor and Public Relations from 1993 to February 1995 and as Public Relations Manager from 1992 to 1993 at Michael Baker Corporation (engineering and construction).

         Phillip L. Brown has served as President of the Company's Power Parts subsidiary since August 1997. Prior thereto, Mr. Brown held various executive positions with Pandrol Jackson, Inc. (railroad equipment and contract services) from 1985 to 1997. Prior thereto, Mr. Brown held various positions with Tamper Inc. (railroad equipment and contract services) from 1974 to 1985.

         Jack E. Floyd has served as President of the Company's Boise Locomotive Company subsidiary since October 1998. He previously served as President of the Company's Touchstone Company subsidiary from 1997 to October 1998 and as Vice President and Controller of Boise Locomotive Company from 1996 to 1997, and Controller of Boise Locomotive Company from 1995 to 1996. Prior thereto, Mr. Floyd served in various executive management positions with General Electric Co. (manufacturing) from 1978 to 1995.

         James E. Lindsay has served as President of the Company's Engine Systems Company subsidiary since 1994. He also served as a Senior Vice President of the Company from 1994 to August 1996 and as Senior Vice President Marketing of MK Engine Systems Company, Inc. (formerly Arrowsmith) from 1989 to 1994. Prior thereto, from 1978 to 1989, Mr. Lindsay served in various engineering and marketing capacities with the Electro-Motive Division of General Motors Corporation (locomotive manufacturing).

         Gerald M. Rowe has served as President of the Company's MPI de Mexico S.A. de C.V. subsidiary since October 1998. He previously served as Vice President, Corporate Development of the Company since December 1997. Prior thereto, Mr. Rowe held various executive positions with Valeo S.A. (automotive parts) from 1988 to 1997. Prior thereto, from 1983 to 1988, he served as Director-International Product Planning for Firestone Tire and Rubber Company (manufacturer of tires and automotive parts, and provider of services).

         Gary E. Ryker has served as President of Motor Coils Manufacturing Company since February 1999. Prior thereto, Mr. Ryker was President and Chief Executive Officer of Union Switch and Signal (railroad electronics) from 1997 to 1998. Prior thereto, Mr. Ryker served as Executive Vice President of Marketing and Sales for Harmon Industries (railroad electronics) from 1992 to 1997. Prior thereto, Mr. Ryker served in various management positions with Rockwell International (railroad electronics).

         Carlos E. Vidaurreta has served as Director General of MPI de Mexico S.A de C.V. since 1994. He previously served as the Company's Director of Marketing and Sales for Latin America from 1991 to 1994. Prior thereto, Mr. Vidaurreta served in various management positions with the Electro-Motive Division of General Motors (locomotive manufacturing) in Latin America from 1972 to 1991.

         Fred M. Young Jr. has served as President of Young Radiator Company since 1983 and was the principal owner of Young Radiator Company until which time it was acquired by the Company in November 1998.

COMPENSATION

DIRECTOR COMPENSATION

         Effective July 1, 1996, the Company pays each director who is not an employee of the Company $12,000 per year for his services as a director. In addition, each such director is entitled to receive $1,000 for each meeting of the Board attended by such director, and $1,000 for each Committee meeting attended by a director that serves on either the Nominating and Corporate Governance Committee, Compensation and Management Development Committee, Audit and Corporate Responsibility Committee, or Executive and Finance Committee. In addition, each Committee Chairman receives $1,000 annually for serving as the Chairman. All directors are reimbursed for their out-of-pocket expenses incurred in connection with attendance at meetings of, and other activities relating to serving on, the Board or any Board Committee and receive compensation of $1,000 per day plus out-of-pocket expenses for performing business functions at the request of the Chairman or Chief Executive Officer.

         In addition, the Company adopted a Stock Option Plan for Non-Employee Directors to encourage the highest level of performance for members of the Board of Directors who are not employees of the Company, by providing such directors with a proprietary interest in the financial success of the Company. Under the Plan, each non-employee director is entitled to receive options to purchase 12,000 shares of the Company's Common Stock upon his election to the Board at an exercise price equal to the average of the high and low price of the stock traded on the date awarded and 2,000 options to be awarded at the average of the high and low price of the stock traded on January 2 of each year. During 1997, the Company engaged a consultant to benchmark the compensation of the board of directors to similar size companies within the industry. The result of the study showed that the Board's compensation was in the range paid by similar size companies within the manufacturing sector.

EXECUTIVE COMPENSATION

         CASH COMPENSATION. The following table describes the compensation paid by the Company or its subsidiaries to (i) the individual serving as the Company's Chief Executive Officer for the Company's fiscal year ending as of December 31, 1998; and (ii) the other four most highly compensated key employees or officers of the Company for the Company's fiscal year ending as of December 31, 1998.

         Persons identified under "Information Concerning Executive Officers" are deemed to be executive officers for purposes of the disclosure under "Executive Compensation."


                           SUMMARY COMPENSATION TABLE

                                                                              --------------------------------------
                                                                                       LONG TERM COMPENSATION
                                                                              --------------------------------------
                                                 ANNUAL COMPENSATION                   AWARDS              PAYOUTS
                                         ----------------------------------   ------------------------   -----------
                                                                  OTHER                                                    ALL
                                                                  ANNUAL      RESTRICTED                                  OTHER
                                                                  COMPEN-        STOCK       OPTIONS/       LTIP          COMPEN-
                                         SALARY       BONUS       SATION        AWARD(S)       SARS        PAYOUTS        SATION
   NAME AND POSITION         YEAR          ($)         ($)          ($)           ($)          (#)           ($)            ($)
-------------------------- -------       -------    ----------   ----------   ----------    ----------   -----------     ---------
Michael A. Wolf              1998        406,890    429,840(1)   214,920(2)         0             0            0         7,330(3)
President & C.E.O.           1997        380,961    424,875(4)   212,438(5)         0             0            0         7,330(3)
                             1996        173,077    100,000(6)       0        575,000(7)    400,000(8)         0         4,130(3)

John C. Pope                 1998        384,538    401,760(1)   200,880(2)         0             0            0         3,200(11)
Chairman                     1997        360,067    396,550(9)   198,275(5)         0       300,000(10)  203,125(12)     3,200(11)
                             1996        336,539          0            0            0             0            0             0

Joseph S. Crawford Jr.       1998        227,365    168,863(1)    84,431(2)         0        20,000(13)        0         3,200(11)
Executive V.P. & C.O.O.      1997        208,655    160,650(4)    80,325(5)         0        50,000(14)        0         3,200(11)
                             1996        200,000    200,000(15)        0            0        50,000(16)        0             0

William F. Fabrizio          1998        196,500    100,800(1)    50,400(2)         0             0            0         3,200(11)
Senior V.P. & C.F.O.         1997        183,021     93,500(4)    46,750(5)         0        25,000(14)        0        69,579(17)
                             1996         17,308     50,000(18)        0            0        75,000(19)        0             0

Carlos E. Vidaurreta         1998        155,000     73,625(1)    35,000(2)         0             0            0         4,200(20)
Director General             1997        154,583     77,500(4)    25,000(5)         0        10,000(14)        0         4,200(20)
MPI de Mexico                1996        150,000          0            0                     10,000(16)        0         4,200(20)



         (1) This amount represents payments made in February 1999 under the Company's Executive Incentive Plan for the fiscal year ended December 31, 1998 based on the performance of the Company and the participant during 1998 versus the quantifiable measures established in the beginning of the year. Mr. Wolf deferred a portion of his bonus into company stock as part of the Company's deferred compensation program.

         (2) This amount represents an additional discretionary bonus the Board approved under the Company's Executive Incentive Plan. This was awarded on a discretionary basis due to the extraordinary performance of the Company during 1998 and such award was deferred into Company stock as part of the Company's deferred compensation program.

         (3) The amount shown for 1998 and 1997 represents Company contributions of $3,200 to the 401(k) savings plan and $4,130 for the payment of annual insurance premiums for term life insurance. The amount shown for 1996 is for the payment of annual insurance premiums for term life insurance.

         (4) This amount represents payments made in February 1998 under the Company's Executive Incentive Plan for the fiscal year ended December 31, 1997 based on the performance of the Company and the participant during 1997 versus the quantifiable measures established in the beginning of the year. Mr. Wolf deferred a portion of his bonus into Company stock as part of the Company's deferred compensation program.

         (5) This amount represents an additional discretionary bonus the Board approved under the Company's Executive Incentive Plan. This was awarded on a discretionary basis due to the extraordinary performance of the Company during 1997 and such award was deferred into Company stock as part of the Company's deferred compensation program.

         (6) Under the terms of his employment agreement dated July 1, 1996, Mr. Wolf received a one-time lump sum bonus of $100,000.

         (7) Under the terms of Mr. Wolf's employment agreement dated July 1, 1996 and amendments thereto, Mr. Wolf received 100,000 shares of common stock restricted as to their ability to be sold. The $575,000 in 1996 represents the value as of the date of grant ($5.75 per share) of 100,000 shares of restricted stock which had a fair market value of $3,219,000 as of December 31, 1998. The restrictions will lapse at the close of business on June 30, 2001, so long as Mr. Wolf is still in the employ of the Company on that date, or upon the earlier occurrence of certain change of control events. If the Company meets certain performance goals relating to achievement of earnings per share targets in 1998 (which have been met) and 1999, the Company will accelerate the restrictions to lapse on or before June 30, 1999 for 50,000 shares and June 30, 2000 for 50,000 shares. See "Employment Agreements." Dividends would be paid on the restricted stock to the same extent paid on the Company's common stock.

         (8) Mr. Wolf was granted 400,000 SARs on May 13, 1996 with a grant price of $5.25 per share. The SARs vest in 20% increments with the first 20% having become exercisable on July 1, 1997 and each remaining 20% increment to become exercisable on July 1 of each of the subsequent four years. As permitted under the terms of the original grant of SARs, on October 31, 1996, the Company
(i) limited the price at which the SARs can be exercised to $7.78 per share (which was the average of the high and low prices at which the Company's common stock was traded on October 31, 1996) and (ii) issued an equivalent number of non-qualified stock options on October 31, 1996 at the same price and subject to the same vesting schedule, effectively converting the SARs to stock options. If the Company meets certain performance goals relating to achievement of earnings per share targets in 1998 (which have been met) and 1999, the Company will accelerate by one year the time of vesting of the awarded stock options exercise dates for 240,000 common shares, with the options for 120,000 shares to vest on July 1, 1999 and the options for the remaining 120,000 shares to vest on July 1, 2000.

         (9) This amount represents payments made under the Company's Executive Incentive Plan for the fiscal year ended December 31, 1997 based on the performance of the Company and Mr. Pope's performance during 1997 versus the quantifiable measures established in the beginning of the year. The amount was deferred into the Company's deferred compensation plan under which he elected Company stock.

         (10) Mr. Pope was granted SARs at a grant price of $3.81 per share on December 29, 1995 with respect to 300,000 shares (190,000 shares of which were awarded under the Company's Stock Incentive Plan and the balance outside of such plan). The SARs with respect to 150,000 shares became exercisable on December 29, 1996. The SARs with respect to the remaining 150,000 shares became exercisable on December 29, 1997. On March 25, 1997 the Compensation and Management Development Committee of the Board of Directors and Mr. Pope agreed
(i) to limit the price at which the SARs can be exercised to $10.72 (which was the average of the high and low prices at which the Company's Common Stock was traded on March 25, 1997) and (ii) that the Company would grant to Mr. Pope an equivalent number of non-qualified stock options at an exercise price of $10.72 and subject to the same vesting schedule, effectively converting the SARs to stock options.

         (11) This amount represents the Company's contribution to the 401(k) savings plan.

         (12) Under the terms of Mr. Pope's employment agreement dated December 29, 1995, Mr. Pope was granted 50,000 shares (grant date value $3.81 per share) of common stock restricted as to their ability to be sold. The restrictions lapsed on 25,000 shares on January 1, 1997 and as a result Mr. Pope was deemed to have received $203,125 in compensation.

The remaining 25,000 shares of restricted stock had a fair market value on December 31, 1998 of $804,750. The restrictions lapse on these remaining shares on January 1, 2007 if the Chairman is still in the employ of the Company or earlier upon the Chairman's termination of employment with the Company other than for cause or the occurrence of certain change of control events. Dividends would be paid on the Restricted Stock to the same extent paid on the Company's common stock.

         (13) The options shown are options to purchase the Company's common stock at an exercise price of $23.90 per share. These are non-qualified options granted under the Company's Stock Incentive Plan and will become exercisable with respect to 25% of the shares in equal increments on August 28, 1999, August 28, 2000, August 28, 2001 and August 28, 2002 unless earlier terminated. These options terminate August 28, 2008, subject to earlier termination upon cessation of employment with the Company.

         (14) The options shown are options to purchase the Company's common stock at an exercise price of $10.75 per share. These are non-qualified options granted under the Company's Stock Incentive Plan and have become exercisable with respect to 50% of the shares and will become exercisable with respect to the balance of the shares in equal increments on February 10, 2000, and February 10, 2001, unless earlier terminated. These options terminate February 10, 2007, subject to earlier termination upon cessation of employment with the Company.

         (15) The amount shown represents a bonus paid pursuant to a retention program adopted by the Company in an effort to maintain the then current management team in the face of uncertainties created by its efforts during 1995 to sell the Company.


         (16) The options shown are options to purchase the Company's common stock at an exercise price of $5 per share. These options were granted under the Company's Stock Incentive Plan and have become exercisable with respect to 50% of the shares and will become exercisable with respect to the balance of the shares in equal increments on March 31, 1999 and March 31, 2000 unless earlier terminated. These options terminate April 10, 2006, subject to earlier termination upon cessation of employment with the Company.

         (17) This amount represents $3,053 for the Company's contribution to the 401(k) savings plan and $66,526 relating to Company paid relocation expenses.

         (18) This amount represented a signing bonus paid to Mr. Fabrizio when he joined the Company in November 1996.

         (19) The options shown are options to purchase the Company's common stock at an exercise price of $7.75 per share. These are non-qualified options granted under the Company's Stock Incentive Plan and have become exercisable with respect to 50% of the shares and will become exercisable with respect to the balance of the shares in equal increments on October 29, 1999, and October 29, 2000, unless earlier terminated. These options terminate October 29, 2006, subject to earlier termination upon cessation of employment with the Company.

         (20) This amount represents a car allowance.

OPTION/SAR AWARDS. The following table sets forth information concerning options to purchase the Company's Common Stock or SARs with respect to the Company's Common Stock granted to named executives in 1998.

                     OPTIONS/SAR GRANTS IN FISCAL YEAR 1998

                                                                                                     POTENTIAL REALIZABLE
                                                                                                     VALUE AT ASSUMED
                                                                                                     ANNUAL RATES OF STOCK
                                                                                                     PRICE APPRECIATION FOR
                                           INDIVIDUAL GRANTS                                         OPTION TERM(2)
------------------------------------------------------------------------------------------------     -------------------------
                                                 % OF TOTAL
                                                   OPTIONS/
                                 NUMBER OF           SARS
                                SECURITIES        GRANTED TO         EXERCISE
NAME                            UNDERLYING         EMPLOYEES          OR BASE
                               OPTION/SARS         IN FISCAL           PRICE         EXPIRATION
                              GRANTED (#)(1)          YEAR             ($/SH)              DATE          5% ($)       10% ($)
-----------------------------------------------------------------------------------------------      -------------------------
Joseph S. Crawford Jr.            20,000              7.11%            $23.90           8/28/08         300,612       761,809

         (1) See the notes to the Summary Compensation Table above for a description of the terms of the options/SARs listed in this table.

         (2) The potential realizable value shown is calculated based upon appreciation of the Common Stock issuable under options, calculated over the full term of the options assuming 5% and 10% annual appreciation in the fair market value of the Company's Common Stock from the date of grant, net of the exercise price of the options.

OPTION/SAR VALUES. The following table sets forth information concerning the options and SARs held or exercised by named executives.


               AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1998
                          AND FY-END OPTION/SAR VALUES

                                                         NUMBER OF
                                                         SECURITIES                          VALUE OF
                                                         UNDERLYING                          UNEXERCISED
                                                         UNEXERCISED                         IN-THE-MONEY
                                                         OPTIONS/SARS AT                     OPTIONS/SARS AT
                                                         FISCAL YEAR END (#)(1)              FISCAL YEAR END ($)(1)
                                                         --------------------------------    -------------------------------
                              SHARES
                              ACQUIRED
                              ON                VALUE
          NAME                EXERCISE         REALIZED     EXERCISABLE     UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
                                  (#)             ($)
----------------------------------------------------------------------------------------------------------------------------
John C. Pope                            0             0        300,000                 0         6,459,000                0
Michael A. Wolf                         0       202,500(2)     160,000           240,000         4,320,000        6,480,000
Joseph S. Crawford Jr.             25,000       531,530        128,500            57,500         2,597,750        1,044,999
William F. Fabrizio                     0             0         50,000            50,000         1,187,500        1,187,500
Carlos E. Vidaurreta                    0             0         12,500             7,500           311,875          175,625

         (1) The information is presented as of December 31, 1998. See the notes to the "Summary Compensation Table" above for a description of the terms of the options listed in this table.

         (2) Represents amounts deposited in a deferred compensation plan in which Mr. Wolf elected solely Company stock upon exercise of a SAR, See Note 8 to the "Summary Compensation Table."

EMPLOYMENT AGREEMENTS. Effective as of December 29, 1995, the Company entered into an employment agreement with John C. Pope for a term of two years commencing January 1, 1996, subject to automatic one-year extensions (unless notice of termination is given), under which Mr. Pope agreed to serve as Chairman of the Board of the Company. In December 1997, the parties amended the agreement. Under the terms of his employment agreement, Mr. Pope will be expected to devote on average no more than three days per week to the business and affairs of the Company. The agreement provides for payment to Mr. Pope of a minimum annual base salary of $350,000 and the provision of a secretary for a maximum of 25 hours per week. The agreement also provides for a restricted stock award to him under the Company's Stock Incentive Plan of 50,000 shares of the Company's Common Stock. The sale restrictions lapsed on 25,000 of the shares on January 1, 1997, and will lapse on the remaining 25,000 shares on January 1, 2007, so long as the Chairman is still in the employ of the Company on that date, or upon the earlier occurrence of certain change in control events, or upon the Chairman's earlier termination of employment with the Company other than for cause. The agreement also provides for the following in the event that the Chairman's employment is terminated upon the occurrence of certain change of control events or other than for cause: i) a lump sum payment equal to two times the sum of a) the Chairman's annual base salary, and b) the amount of the Chairman's annual bonus compensation; and ii) for a period of two years after the Chairman's employment is terminated, the Company shall provide the Chairman with health insurance, a secretary and reimbursement of certain business expenses.

         Effective as of July 1, 1996, the Company entered into an employment agreement with Michael A. Wolf for a term of two years commencing July 1, 1996, subject to automatic two year extensions (unless notice of termination is given), under which Mr. Wolf has agreed to serve as President and Chief Executive Officer of the Company. In February 1998, the parties amended the agreement. The agreement provides for payment to Mr. Wolf of a minimum annual base salary of $375,000. The agreement also provides for a restricted stock award to him under the Company's Stock Incentive Plan of 100,000 shares of the Company's Common Stock, with the sale restrictions to lapse as to all shares at the close of business on June 30, 2001 or earlier if certain performance thresholds are met (See Note 7 to "Summary Compensation Table" for a description of restricted stock), so long as Mr. Wolf is still in the employ of the Company or upon the earlier occurrence of certain change of control events or upon Mr. Wolf's earlier termination of employment with the Company for other than cause. In addition, Mr. Wolf received SARs in respect of 400,000 shares of the Company's Common Stock. (See Note 8 to "Summary Compensation Table" for a description of such SARs.) The agreement also provides for the following in the event that the Chief Executive Officer's employment is terminated upon the occurrence of certain change of control events or other than for cause: (i) a lump sum payment in cash or stock equal to two times the sum of a) the Chief Executive Officer's annual base salary, and b) the amount of the Chief Executive Officer's annual bonus compensation; (ii) for a period of two years after the Chief Executive Officer's termination, the Company shall provide health insurance and reimbursement of certain business expenses; and (iii) a relocation fee in the amount of $50,000 less $10,000 for each full year of employment with the Company. The agreement also contains a non-competition provision which generally restricts Mr. Wolf from competing with the Company for two years following the termination of his employment from the Company.

         The Company may also enter into employment, severance or retention agreements with other executive officers of the Company from time to time.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 1998, Lee B. Foster II, Nicholas J. Stanley and James P. Miscoll served as the Compensation and Management Development Committee. There are no interlocking relationships, as defined in the regulation of the Securities & Exchange Commission involving any of these individuals.

REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

         The Compensation and Management Development Committee has the overall responsibility to review and monitor executive compensation for the top 50 highest-impact ("key managers") positions and to review and administer the total compensation of the 10 highest-paid positions of the Company. This includes administration of the Executive Incentive Plan, a merit appraisal program for key management, the Stock Incentive Plan and various sales incentive plans. No awards under these plans can be made without the approval and authorization of the Compensation and Management Development Committee. In addition, the Compensation and Management Development Committee consults with the Company's management on a regular basis regarding succession planning, the Company's employee insurance programs, the Company's 401(k) savings plan, compensation policies, deferred compensation and other employee-related benefits.

         PHILOSOPHY. The Company's policies on executive compensation are designed to (i) provide compensation to employees at such levels as will enable the Company to attract and retain employees of the highest caliber, (ii) compensate employees in a "pay for performance" manner best calculated to recognize individual, group, subsidiary company and/or profit center performances, and (iii) seek to align the interests of the employees with the interests of the Company's stockholders.

         COMPONENTS OF EXECUTIVE COMPENSATION. Executive compensation includes base salary, benefits and incentive compensation in the form of awards of stock, stock options, stock appreciation rights and cash bonuses, as fixed pursuant to certain plans or employment agreements. Through the compensation plans described below, the Company seeks to reward its key management for the Company's "pay for performance" compensation linked to stockholder value. Thus, the majority of executive compensation is at-risk, based on the Company achieving its performance targets.

         SALARY AND MERIT APPRAISAL PLAN. The Company conducts formal annual performance and career development reviews under a formal merit appraisal program. During 1998 such reviews were conducted for all executive officers and salary adjustments were made in accordance with these reviews. During the 1999 fiscal year, key managers will be considered for salary or wage adjustment based on performance, with the aggregate amount of base salary adjustments and merit increases to be limited to 3% over 1998 levels.

         EXECUTIVE INCENTIVE PLAN. During 1998, the Company had in effect an Executive Incentive Plan (the "Plan") which had been approved by the Compensation and Management Development Committee of the Board of Directors. Under the Plan, up to 50 key managers are eligible to share in a cash award funding pool determined by the Compensation and Management Development Committee not to exceed 12% of the Company's operating income for the year. The Plan provides that the Compensation and Management Development Committee is to establish minimum threshold levels of performance before any incentives are paid. These threshold levels are determined by a mix of financial results, principally diluted earnings per share and economic value added. The Company's actual performance for 1998 exceeded the minimum threshold levels which allowed for the Plan to be fully funded. Once the Plan received full funding, the subsidiaries, group and individuals each were measured by their actual performance versus the quantifiable measures established at the beginning of the Plan year. For 1998, the Plan paid out $1,943,434. In addition to the bonuses paid out on quantifiable goals, the Committee exercised its right to make additional discretionary awards. The Committee made additional discretionary awards totaling $1,202,576 solely in the form of Company stock which was paid into the Company's deferred compensation program in 1999. For the 1999 Plan year, the Committee has established the diluted earnings per share minimum threshold at $1.72 and the economic value added minimum threshold at $7.3 million.

         STOCK INCENTIVE PLAN. The Company's Stock Incentive Plan ("Stock Incentive Plan"), provides for awards of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, performance share awards, phantom stock units and similar awards to key management personnel and thereby provide additional incentives for such persons to devote themselves to the maximum extent practicable to the business of the Company. The Stock Incentive Plan is also intended to aid in attracting persons of outstanding ability to enter and remain in the employ of the Company. Options are awarded at an exercise price equal to the average of the high and low price of the stock traded on the date awarded.

         During 1998, non-qualified stock options were awarded to specific key managers based on: (i) the salary ranges applicable to such officers and employees at the time of the award; and (ii) various subjective factors such as the executive's responsibilities, individual performance and anticipated contribution to the Company's performance.

         SALES INCENTIVE PLAN. During 1998, the Compensation and Management Development Committee approved various sales incentive plans designed to compensate sales employees for achieving sales levels above certain thresholds. The sales levels for payouts under the plans were consistent with the Company's planned growth requirements, and total subsidiary sales goals were reached before any individual payouts were made.

         COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. On July 1, 1996, Michael
A. Wolf became the President and Chief Executive Officer of the Company. Mr. Wolf's compensation during 1996 was fixed pursuant to the terms of an employment agreement he entered into with the Company (see "Executive Compensation-Employment Agreements"). This employment agreement was negotiated on an arms-length basis by the Company's Chairman and Mr. Wolf. The Compensation and Management Development Committee consulted with an executive compensation consulting firm before entering into negotiations with Mr. Wolf. The Compensation and Management Development Committee has since engaged a compensation consultant to periodically benchmark the compensation levels for executives for similar-sized companies. The results of the study concluded that the compensation paid to Mr. Wolf is comparable to other executives in similar sized companies.

         DEDUCTIBILITY OF COMPENSATION. The Internal Revenue Service, under
Section 162(m) of the Revenue Code, will generally deny the deduction of compensation paid to certain executives to the extent such compensation exceeds $1 million, subject to an exception for compensation that meets certain "performance-based" requirements. Whether the Section 162(m) limitation with respect to an executive will be exceeded and whether the Company's deductions for compensation paid in excess of the $1 million cap will be denied will depend upon the resolution of various factual and legal issues that cannot be resolved at this time. As to other compensation, while it is not expected that compensation to executives of the Company will exceed the Section 162(m) limitation in the foreseeable future (and no officer of the

Company received compensation in 1998 which resulted under Section 162(m) in the non-deductibility of such compensation to the Company), various relevant considerations will be reviewed from time to time, taking into account the interests of the Company and its stockholders, in determining whether to endeavor to cause such compensation to be exempt from the Section 162(m) limitation.

         SUBMISSION OF REPORT. This report is submitted by the members of the Compensation and Management Development Committee, Lee B. Foster II, Nicholas J. Stanley and James P. Miscoll.

PERFORMANCE INFORMATION

         Set forth in the graph below is a comparison of the total stockholder return (annual change in share price plus dividends paid, assuming reinvestment of dividends when paid) assuming an investment of $100 on the starting date for the period shown for the Company, the Russell 2000 Index (a broad equity market index of small cap companies which includes the stock of companies traded on the New York Stock Exchange) and a peer group consisting of L.B. Foster Company, Johnstown America Industries, Inc., ABC Rail Products Corporation, Greenbrier Corporation, Harmon Industries, Inc. and Westinghouse Air Brake Company, the business of each of which includes the manufacture of products for the rail industry. The peer group results have been weighted based on the constituents' respective market capitalizations, as required by the rules of the Securities and Exchange Commission, and in the case of two companies reflects opening of trading on July 14, 1994 and June 16, 1995, respectively. The Russell 2000 Index reflects results from April 30, 1994. Except as noted, the return shown in the table is based on the percentage change from April 26, 1994 (the date of the Company's commencement of its initial public offering) to December 31, 1994, 1995, 1996, 1997 and 1998.



MotivePower Industries Inc. (MPO)

                                                                                CUMULATIVE TOTAL RETURN
                                                -------------------------------------------------------------------------
                                                  4/26/94       12/94       12/95        12/96       12/97       12/98
MOTIVEPOWER INDUSTRIES, INC.                          100          67          24           50         147         204
PEER GROUP                                            100          90          67           69         117         114
RUSSELL 2000                                          100         101         130          151         185         184

SECURITY OWNERSHIP

         As of February 26, 1999, there were 17,777,352 shares of the Company's Common Stock outstanding. The following table sets forth the number and percentage of the Company's Common Stock known by management of the Company to be beneficially owned as of February 26, 1999 by (i) all stockholders who own 5% or more of the Company's Common Stock, (ii) all directors of the Company, (iii) each current executive officer included in the Summary Compensation Table and
(iv) all directors and executive officers of the Company as a group. Unless stated otherwise, each person so named exercises sole voting and investment power as to the shares of Common Stock so indicated.


                                                               Amount and
                 Name and Address of                      Nature of Beneficial             Percent of
                  Beneficial Owner                             Ownership(1)            Shares Outstanding
--------------------------------------------------------------------------------------------------------------
Pilgram Baxter & Associates, Ltd.(2)                            1,474,000                      8.3%
Chilton Investment Partners, L.P.(3)                            1,457,000                      8.2%
Credit Suisse First Boston Inc.(4)                              1,411,174                      7.9%
Nicholas-Applegate Capital Management(5)                          934,412                      5.3%
John C. Pope(6)                                                   536,189                      3.0%
Michael A. Wolf(7)                                                455,045                      2.6%
Joseph S. Crawford Jr.(8)                                         155,132                         *
Gilbert E. Carmichael(9)                                          111,808                         *
William F. Fabrizio(10)                                            80,782                         *
Carlos E. Vidaurreta(11)                                           14,942                         *
Lee B. Foster II(12)                                               12,989                         *
Ernesto Fernandez Hurtado(13)                                       9,666                         *
Nicholas J. Stanley(14)                                             6,866                         *
James P. Miscoll(15)                                                5,666                         *
All Directors and Executive Officers as a Group(16)             1,560,931                      8.8%

* Indicates that the percentage of shares beneficially owned does not exceed 1% of the class.

         (1) For purposes of this table, shares are considered "beneficially" owned if the person directly or indirectly has the sole or shared power to vote or direct the voting of the securities or the sole or shared power to dispose of or direct the disposition of the securities. A person is also considered to beneficially own shares that such person has the right to acquire within 60 days, and options exercisable within such period are referred to herein as "currently exercisable."

         (2) The address of Pilgram Baxter & Associates, Ltd. is 823 Duportail Road, Wayne, PA 19087. The shares are beneficially owned of record by Pilgram Baxter & Associates, Ltd.

         (3) The address of Chilton Investment Partners, L.P. is 320 Park Avenue, 22nd Floor, New York, NY 10022. These shares are owned of record by Chilton Investment Partners, L.P.

         (4) The address of Credit Suisse First Boston Inc. is 11 Madison Avenue, Fourth Floor, New York, NY 10010. These shares are owned of record by Credit Suisse First Boston Inc.

         (5) The address of Nicholas-Applegate Capital Management is 600 W. Broadway, 29th Floor, San Diego, CA 92101. These shares are owned of record by Nicholas-Applegate.

         (6) The shares beneficially owned by Mr. Pope consist of 63,647 shares owned of record by him or held in a 401(k) plan and of which he is the beneficiary; and 300,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $10.72 per share, which option expires on December 29, 2005; and 172,542 shares held in a deferred compensation plan as to which he bears the economic risk of ownership.

         (7) The shares beneficially owned by Mr. Wolf consist of 112,047 (100,000 of which is restricted) shares owned of record by him or held in a 401(k) plan and of which he is the beneficiary; 114,000 shares held in a personal revocable trust; 5,000 shares held in an IRA account; and 7,200 shares held in a personal revocable trust of his spouse. Mr. Wolf also has 160,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $7.78, which option expires on May 2, 2006; and 56,798 shares held in a deferred compensation plan as to which he bears the economic risk of ownership. The options were awarded to Mr. Wolf under the Company's Stock Incentive Plan.

         (8) The shares beneficially owned by Mr. Crawford consist of 18,724 shares owned of record by him or held in a 401(k) plan and of which he is the beneficiary; 12,500 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $5 per share, which option expires on April 10, 2006; 41,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $10.13 per share, which option expires on November 29, 2004; 50,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $16 per share, which option expires on April 26, 2004; 25,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $10.75 per share, which option expires on February 10, 2007; and 7,908 shares held in a deferred compensation plan as to which he bears the economic risk of ownership. The options were awarded to Mr. Crawford under the Company's Stock Incentive Plan.

         (9) The shares beneficially owned by Mr. Carmichael consist of 3,142 shares owned of record by him or held in a 401(k) plan and of which he is the beneficiary; 20,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $3.81 per share, which option expires on December 29, 2005; 40,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $5.38 per share, which option expires on June 12, 2005; and 40,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $16 per share, which option expires on April 26, 2004. These options were awarded to Mr. Carmichael under the Company's Stock Incentive Plan. In addition, Mr. Carmichael was awarded options under the Company's Stock Option Plan for Non-Employee Directors, of which 8,000 shares are currently exercisable at an exercise price of $5.44 per share, which option expires April 1, 2007; and 666 shares are currently exercisable at an exercise price of $24.34, which option expires January 2, 2008.

         (10) The shares beneficially owned by Mr. Fabrizio consist of 27,115 shares owned of record by him or held in a 401(k) plan and of which he is the beneficiary; 12,500 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $10.75 per share, which option expires on February 10, 2007; 37,500 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $7.75, which option expires on October 29, 2006; and 3,667 shares held in a deferred compensation plan as to which he bears the economic risk of ownership. The options were awarded to Mr. Fabrizio under the Company's Stock Incentive Plan.

         (11) The shares beneficially owned by Mr. Vidaurreta consist of 199 shares owned of record by him or held in a 401(k) plan and of which he is the beneficiary; 7,500 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $5 per share, which option expires on April 10, 2006; 5,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $10.75, which option expires on February 10, 2007; and 2,243 shares held in a deferred compensation plan as to which he bears the economic risk of ownership. The options were awarded to Mr. Vidaurreta under the Company's Stock Incentive Plan.

         (12) The shares beneficially owned by Mr. Foster consist of 3,000 shares held of record by him; 8,000 shares issuable to him upon the exercise of an option awarded to him at an exercise price of $2.84 per share, which option is currently exercisable and expires August 22, 2006; and 1,000 shares issuable upon the exercise of an option awarded to him at an exercise price of $7.94 per share which option is currently exercisable and expires January 2, 2007; and 666 shares issuable to him upon the exercise of an option awarded to him under the Company's Stock Option Plan for Non-Employee Directors at an exercise price of $24.34 per share, which option is currently exercisable and expires January 2, 2008; and 323 shares held in a deferred compensation plan as to which he bears the economic risk of ownership.

         (13) The shares beneficially owned by Mr. Fernandez Hurtado consist of 8,000 shares issuable to him upon the exercise of an option awarded to him at an exercise price of $3.63 per share, which option is currently exercisable and expires December 19, 2006; 1,000 shares issuable to him upon the exercise of an option awarded at an exercise price of $7.94 which option is currently exercisable and expires February 2, 2007; and 666 shares issuable to him upon the exercise of an option awarded to him under the Company's Stock Option Plan for Non-Employee Directors at an exercise price of $24.34 per share, which option is currently exercisable and expires January 2, 2008.

         (14) The shares beneficially owned by Mr. Stanley consist of 5,200 shares owned of record by him; 1,000 shares issuable to him upon the exercise of a currently exercisable option awarded under the Company's Stock Option Plan for Non-Employee Directors at an exercise price of $7.94 per share, which option expires January 2, 2007; and 666 shares issuable to him upon the exercise of an option awarded to him under the Company's Stock Option Plan for Non-Employee Directors at an exercise price of $24.34 per share, which option is currently exercisable and expires January 2, 2008.

         (15) The shares beneficially owned by Mr. Miscoll consist of 1,000 shares issuable to him upon the exercise of an option awarded to him under the Company's Stock Option Plan for Non-Employee Directors at an exercise price of $7.94 per share, which option is currently exercisable and expires January 2, 2007; and 666 shares issuable upon the exercise of an option awarded to him under the Company's Stock Option Plan for Non-Employee Directors at an exercise price of $24.34 per share, which option is currently exercisable and expires January 2, 2008; and 4,000 shares owned of record by the James P. Miscoll and Ingeburg W. Miscoll Trust, James P. and Ingeburg W. Miscoll, trustees, under which Mr. Miscoll, as trustee, shares voting and investment power.

         (16) Includes key employees. The shares beneficially owned by all directors and executive officers as a group include shares owned of record as well as shares issuable to the beneficial owners upon the exercise of options awarded under either the Company's Stock Incentive Plan or the Company's Stock Option Plan for Non-Employee Directors, which options are exercisable currently or within 60 days.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain of its officers and persons who own more than 10% of the Company's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on review of the copies of such forms furnished to the Company, the Company believes that all Section 16 (a) filing requirements applicable to persons who are officers or directors of the Company or holders of 10% of the Company's common stock were complied with in 1998, except that a Form 3 was not timely filed reporting the appointment of David L. Bonvenuto as the Company's Vice President, Controller and Principal Accounting Officer in October 1998. This failure to timely file was inadvertent. Mr. Bonvenuto did not trade any of the securities beneficially owned by him during the brief period of noncompliance and such report has since been filed with the SEC.

                             STOCKHOLDERS' PROPOSALS

         To be considered for inclusion in the Company's Proxy Statement for the next Annual Meeting of Stockholders, stockholder proposals must be sent to the Company (directed to the attention of Vice President, Investor and Public Relations) at Two Gateway Center, 14th Floor, Pittsburgh, Pennsylvania 15222, for receipt not later than January 1, 2000.

                            GENERAL AND OTHER MATTERS

         Management knows of no matters, other than those referred to in this Proxy Statement, which will be presented to the meeting. However, if any other matters properly come before the meeting or any adjournment, the persons named in the accompanying proxy will vote it in accordance with their best judgment on such matters.

         UPON WRITTEN REQUEST TO THE COMPANY (DIRECTED TO THE ATTENTION OF VICE PRESIDENT, INVESTOR AND PUBLIC RELATIONS AT TWO GATEWAY CENTER, 14TH FLOOR, PITTSBURGH, PENNSYLVANIA 15222) BY ANY STOCKHOLDER WHOSE PROXY IS SOLICITED HEREBY, THE COMPANY WILL FURNISH A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, TOGETHER WITH FINANCIAL STATEMENTS AND SCHEDULES THERETO, WITHOUT CHARGE TO THE STOCKHOLDER REQUESTING THE SAME.

                                      By the Order of the Board of Directors,

                                      /s/ Jeannette Fisher-Garber
                                      ----------------------------------
                                      Jeannette Fisher-Garber, Secretary


Pittsburgh, Pennsylvania
March 15, 1999

Appendix A

                                 PLAN OF MERGER

                                     MERGING

                          MOTIVEPOWER INDUSTRIES, INC.
                            (A DELAWARE CORPORATION)

                                      INTO

                 MOTIVEPOWER INDUSTRIES MERGER SUBSIDIARY, INC.
                          (A PENNSYLVANIA CORPORATION)

                                    RECITALS

         A. MotivePower Industries, Inc. ("MotivePower-DE") is a Delaware corporation whose shares are traded on the New York Stock Exchange ("NYSE").

         B. MotivePower Industries Merger Subsidiary, Inc. ("MotivePower-PA") is a Pennsylvania corporation and wholly-owned subsidiary of MotivePower-DE.

         C. In order to allow MotivePower-DE to be governed by the corporate laws of the state in which MotivePower-DE has its corporate headquarters and substantial properties and business operations, MotivePower-DE has organized MotivePower-PA for the purpose of effecting the merger of MotivePower-DE with and into MotivePower-PA pursuant to the terms and subject to the conditions set forth herein.

         D. The parties to this Plan of Merger desire to merge into a single corporation pursuant to Section 253 of the General Corporation Law of Delaware and 15 Pa.C.S. Subch. 19C.

                              TERMS AND CONDITIONS

         1. THE MERGER. At the Effective Time (as defined in Section 2), MotivePower- DE (the "merged corporation") shall be merged (the "Merger") into MotivePower- PA (the "surviving corporation") which shall be the surviving corporation.

         2. EFFECTIVE TIME. The Merger shall become effective (the "Effective Time") at the close of business on April 27, 1999 or such later time as there shall have been filed both Articles of Merger with the Department of State of the Commonwealth of Pennsylvania and a Certificate of Merger and Ownership with the Secretary of State of the State of Delaware.

         3. STOCKHOLDER APPROVAL. Subsequent to the approval of this Plan of Merger by the board of directors of MotivePower-DE, MotivePower-DE shall submit the Merger to its stockholders for their approval pursuant to Section 253(a) of the General Corporation Law of Delaware. Pursuant to 15 Pa.C.S. (Section) 1924(b)(1)(ii), MotivePower-PA shall not be required to obtain the approval of its initial sole shareholder.

         4. TERMS AND CONDITIONS. The terms and conditions of the Merger are as follows:

         (a) The name of the surviving corporation shall be "MotivePower Industries, Inc."

         (b) The articles of incorporation of the surviving corporation as in effect immediately prior to the Effective Time shall continue in full force and effect as the articles of incorporation of the surviving corporation.

         (c) The bylaws of the surviving corporation as in effect immediately prior to the Effective Time shall continue in full force and effect as the bylaws of the surviving corporation.

         (d) The directors of the surviving corporation shall continue in office until their respective terms have expired and until their successors shall have been elected and qualified or until their earlier death, resignation or removal, with Gilbert E. Carmichael, Ernesto Fernandez Hurtado and Michael A. Wolf as Class I directors, Lee B. Foster II and James P. Miscoll as Class II directors and [names of Directors elected at 1999 Annual Meeting of MotivePower-DE] as Class III directors.

         (e) The officers of the surviving corporation shall continue in office until their successors shall have been elected or appointed or until their earlier death, resignation or removal.

         5. PRO RATA ISSUANCE OF STOCK. As more fully set forth in Sections 6 and 7, the stock of MotivePower-PA shall be issued to the holders of the stock of MotivePower-DE on a pro rata basis on surrender of any certificates therefor.

         6. CONVERSION OF STOCK. At the Effective Time:

         (a) MotivePower-DE Common Stock. Each share of the Common Stock, par value $.01 per share, of MotivePower-DE ("MotivePower-DE Common Stock") issued and outstanding immediately prior to the Effective Time shall, without any action on the part of the holder thereof, become and be converted into one validly issued, fully paid and non-assessable share of the Common Stock, par value $.01 per share, of MotivePower-PA ("MotivePower-PA Common Stock"), and any and all rights affixed to the MotivePower-DE Common Stock, including without limitation, rights arising under that certain Rights Agreement dated January 19, 1996 by and between MotivePower-DE, then known as MK Rail Corporation, and Chemical Mellon Shareholder Services, L.L.C., now known as ChaseMellon Shareholder Services, L.L.C., as amended, will, upon such conversion, be affixed to the MotivePower-PA Common Stock. The shares of MotivePower-DE Common Stock so converted shall cease to exist as such, and shall exist only as shares of MotivePower-PA Common Stock. Each share of MotivePower-DE Common Stock held in the treasury of MotivePower-DE shall be converted to into one validly issued share of the MotivePower-PA Common Stock and shall continue to be held in the treasury of MotivePower-PA.

         (b) The shares of MotivePower-PA Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and retired and resume the status of authorized and unissued shares of MotivePower-PA Common Stock, and no shares of MotivePower-PA Common Stock or other securities of MotivePower-PA shall be issued in respect thereof.

         7. STATUS OF SECURITIES AFTER EFFECTIVE TIME. No exchange of certificates representing shares of MotivePower-DE Common Stock converted pursuant to Section 6 shall be required, and from and after the Effective Time and until certificates representing such MotivePower-DE Common Stock are presented for exchange or registration of transfer, all such certificates shall be deemed for all purposes to represent the same number of shares of MotivePower-PA Common Stock into which they were so converted. After the Effective Time, whenever certificates which formerly represented shares of MotivePower-DE Common Stock are presented for exchange or registration of transfer, MotivePower-PA shall cause to be issued in respect thereof, certificates representing an equal number of shares of MotivePower-PA Common Stock.

         8. STOCK INCENTIVE PLAN. At the Effective Time, MotivePower-PA shall automatically and without further action on its part adopt and assume the rights and obligations of MotivePower-DE under the Stock Incentive Plan effective April 1, 1994, as amended, (the "Incentive Plan") as then in effect. The Incentive Plan shall, pursuant to its terms, thereafter apply only to shares of MotivePower-PA Common Stock. Approval of the Merger by the stockholders of MotivePower-DE shall be deemed to be approval of the Incentive Plan by the initial sole shareholder of MotivePower-PA. At the Effective Time, each right to acquire MotivePower-DE Common Stock then outstanding under the Incentive Plan, shall, automatically and without further action on the part of the holder thereof, be converted into a right to acquire the same number of shares of MotivePower-PA Common Stock under the same terms and conditions as contained under the right outstanding under the Incentive Plan immediately prior to the Effective Time.

         9. TERMINATION AND AMENDMENT. Notwithstanding stockholder approval of the Merger, this Plan of Merger may be terminated and abandoned by the board of directors of either constituent corporation at any time prior to the Effective Time. The boards of directors of the constituent corporations may amend this Plan of Merger at any time prior to the Effective Time in any fashion permitted by applicable law.

         10. STATUTORY FILINGS. Subject to the terms and conditions herein provided, Articles of Merger, complying with the applicable provisions of the Pennsylvania Business Corporation Law, and a Certificate of Ownership and Merger, complying with the applicable provisions of the Delaware General Corporation Law, shall be duly executed and filed with the Department of State of the Commonwealth of Pennsylvania and the Secretary of State of the State of Delaware, respectively.

         11. CONDITIONS TO MERGER. Consummation of the Merger is subject to the satisfaction of the following conditions on or before the Effective Time;

         (a) STOCKHOLDER APPROVAL. The Merger shall have received the requisite approval of the stockholders of MotivePower-DE;

         (b) LISTING ON NYSE. The MotivePower-PA Common Stock to be issued or reserved for issuance shall have been approved for listing, upon notice of issuance, by NYSE.

         The condition set forth in subparagraph (b) above may be waived in the discretion of the Board of Directors of MotivePower-DE.

         12. FURTHER ASSURANCES. MotivePower-DE shall at any time, or from time to time, as and when requested by MotivePower-PA, or by its successors or assigns, execute and deliver, or cause to be executed and delivered, in the name of MotivePower-DE by its last acting officers, or by the corresponding officers of MotivePower-PA, all such conveyances, assignments, transfers, deeds or other instruments, and shall take or cause to be taken such further action as MotivePower-PA, its successors and assigns, may deem necessary or desirable in order to evidence the transfer, vesting or devolution of any property, right, privilege or franchise or to vest or perfect in or confirm to MotivePower-PA, its successors and assigns, title to and possession of all of the property, rights, privileges, powers, immunities, franchises and interests of MotivePower-DE and otherwise to carry out the intent and purposes of the Merger.

Appendix B

                            ARTICLES OF INCORPORATION
                                       OF
                 MOTIVEPOWER INDUSTRIES MERGER SUBSIDIARY, INC.
                            (A PENNSYLVANIA COMPANY)


ARTICLE 1: The name of the Company is MotivePower Industries Merger Subsidiary, Inc.

ARTICLE 2: The address of the registered office of the Company in the Commonwealth of Pennsylvania is Two Gateway Center, 14th Floor, Pittsburgh, PA 15222.

ARTICLE 3: The Company is incorporated under the provisions of the Pennsylvania Business Company Law of 1988 ( the "BCL") with the purpose to engage in any lawful act or activity for which companies may be organized under the BCL.

ARTICLE 4:

Section 1. Authorized Capital Stock. The Company is authorized to issue Sixty-Five Million (65,000,000) shares of capital stock, consisting of Fifty-Five Million (55,000,000) shares of Common Stock, par value $0.01 per share, and Ten Million (10,000,000) shares of Preferred Stock, par value $0.01 per share.

Section 2. Preferred Stock Designations and Number. The Preferred Stock may be issued in one or more series. The Board of Directors of the Company (the "Board") is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time the number of shares to be included in any such series and the voting rights, designation, preferences, limitations, and special rights of all shares of such series.

Section 3. Series C Junior Participating Preferred Stock. There is hereby designated a series of Preferred Stock as "Series C Junior Participating Preferred Stock" (the "Series C Preferred Stock") and the number of shares constituting the Series C Preferred Stock shall be One Million Six Hundred Thousand (1,600,000). Such number of shares may be increased or decreased by resolution of the Board; provided, that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights, warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series C Preferred Stock. The Series C Preferred Stock shall have the following voting rights, preferences, limitations and other rights:

(a) Dividends and Distributions.

         (i) Subject to the rights of the holders of any shares of any other series of Preferred Stock, par value $0.01 per share, of the Company (or any similar stock) ranking prior and superior to the Series C Preferred Stock with respect to dividends, the holders of shares of Series C Preferred Stock, in preference to the holders of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September, and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (ii) The Company shall declare a dividend or distribution on the Series C Preferred Stock as provided in paragraph (i) of this Section 3(a) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series C Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (iii) Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

(b) Voting Rights. The holders of shares of Series C Preferred Stock shall have the following voting rights:

         (i) Subject to the provision for adjustment hereinafter set forth, each share of Series C Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Company. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (ii) Except as otherwise provided herein, in any Statement of Designations creating a series of Preferred Stock, par value $0.01 per share, or any similar stock, or by law, the holders of shares of Series C Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Company.

         (iii) Except as set forth herein, or as otherwise provided by law, holders of Series C Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

(c) Certain Restrictions.

         (i) Whenever quarterly dividends or other dividends or distributions payable on the Series C Preferred Stock as provided in Section 3(a) above are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Preferred Stock outstanding shall have been paid in full, the Company shall not:

         (A) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series C Preferred Stock;

         (B) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the Series C Preferred Stock, except dividends paid ratably on the Series C Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

         (C) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series C Preferred Stock, provided that the Company may at any time redeem, purchase, or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation, or winding up) to the Series C Preferred Stock; or

         (D) redeem or purchase or otherwise acquire for consideration any shares of Series C Preferred Stock, or any shares of stock ranking on a parity with the Series C Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (ii) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under subparagraph (i) of this Section 3(a) purchase or otherwise acquire such shares at such time and in such manner.

(d) Reacquired Shares. Any shares of Series C Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth, in this Article of Incorporation, or in any Statement of Designations creating a series of Preferred Stock, par value $0.01 per share, or any similar stock or as otherwise required by law.

(e) Liquidation, Dissolution, or Winding Up. Upon any liquidation, dissolution, or winding up of the Company, no distribution shall be made (1) to the holder of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series C Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the Series C Preferred Stock, except distributions made ratably on the Series C Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution, or winding up. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(f) Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination, or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash, and/or any other property, then in any such case each share of Series C Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash, and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(g) No Redemption. The shares of Series C Preferred Stock shall not be redeemable.

(h) Rank. The Series C Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all other series of the Company's Preferred Stock, par value $0.01 per share.


(i) Amendment. The Article of Incorporation of the Company shall not be amended in any manner that would materially alter or change the powers, preferences, or special rights of the Series C Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock, voting together as a single class.

ARTICLE 5: The following provisions of the BCL shall not be applicable to the
Company:

(i)   Section 1715 (relating to exercise of powers generally).

(ii) Section 2538 (relating to approval of transactions with interested shareholders).

(iii) Subchapter 25E (relating to control transactions).

(iv)  Subchapter 25F (relating to business combinations).

(v)   Subchapter 25G (relating to control-share acquisitions).

(vi) Subchapter 25H (relating to disgorgement by certain controlling shareholders following attempts to acquire control).

ARTICLE 6: The shareholders of the Company shall not have the right to cumulate their votes for the election of directors of the Company.

ARTICLE 7: The Board may make, amend, and repeal the bylaws of the Company. Any bylaw made by the Board under the powers conferred hereby may be amended or repealed by the Board (except as specified in any such bylaw so made or amended) or by the shareholders in the manner provided in the bylaws of the Company. Notwithstanding the foregoing and anything contained in these Articles of Incorporation to the contrary, bylaws 1, 3, 8, 10, 11, 12, 13, 32, 33 and 38 may not be amended or repealed by the shareholders, and no provision inconsistent therewith may be adopted by the shareholders, without the affirmative vote of the holders of at least 66-2/3% of the Voting Stock, voting together as a single class. The Company may in its bylaws confer powers upon the Board in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board by applicable law. For the purposes of this Article of Incorporation, "Voting Stock" means stock of the Company of any class or series entitled to vote generally in the election of Directors. Notwithstanding anything contained in this Article of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3% of the Voting Stock, voting together as a single class, is required to amend or repeat or to adopt any provision inconsistent with, this Article Seven.

ARTICLE 8: Subject to the rights of the holders of any series of Preferred
Stock:

(a) any action required or permitted to be taken by the shareholders of the Company must be effected at a duly called annual or special meeting of shareholders of the Company and may not be effected by any consent in writing of such shareholders; and

(b) special meetings of shareholders of the Company may be called only by (i) the Chairman of the Board ("Chairman"), (ii) the Secretary of the Company ("Secretary") within 10 calendar days after receipt of the written request of a majority of the total number of Directors that the Company would have if there were no vacancies ("Whole Board"), and (iii) as provided in bylaw 3.

At any annual meeting or special meeting of shareholders of the Company, only such business will be, conducted or considered as has been brought before such meeting in the manner provided in the bylaws of the Company. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of at least 66-2/3% of the Voting Stock, voting together as a single class, will be required to amend or repeal, or adopt any provision inconsistent with, this Article Eight.

ARTICLE 9:

Section 1. Number, Election, and Terms of Directors. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, the number of the Directors of the Company will not be less than three (3) nor more than fifteen (15) and will be fixed from time to time in the manner described in the bylaws of the Company. The Directors, other than those who may be elected by the holders of any series of Preferred Stock, will be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated Class 1, Class II and Class III. The Directors first appointed to Class I will hold office for a term expiring at the annual meeting of shareholders to be held in 2000; the Directors first appointed to Class II will hold office for a term expiring at the annual meeting of shareholders to be held in 2001; and the Directors first appointed to Class III will hold office for a term expiring at the annual meeting of shareholders to be held in 2002, with the members of each class to hold office until their successors are elected and qualified. At each succeeding annual meeting of the shareholders of the Company, the successors of the class of Directors whose terms expire at that meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in designations of rights and preferences of the Company's Preferred Stock, Directors may be elected by the shareholders only at an annual meeting of shareholders. Election of Directors of the Company need not be by written ballot unless requested by the Chairman or by the holders of a majority of the Voting Stock present in person or represented by proxy at a meeting of the shareholders at which Directors are to be elected.

Section 2. Nomination of Director Candidates. Advance notice of shareholder nominations for the election of Directors must be given in the manner provided in the bylaws of the Company.

Section 3. Newly Created Directorship and Vacancies. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in designations of rights and preferences of the Company's Preferred Stock, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director; provided, however, that at the sole option of the Board, effected by resolution of the Board, one or more such vacancies or newly created directorships may be filled by the shareholders at a meeting of the shareholders called by the Board. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor has been elected and qualified. No decrease in the number of Directors constituting the Board may shorten the term of any incumbent Director.

Section 4. Removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in designations of rights and preferences of the Company's Preferred Stock, any Director may be removed from office by the shareholders only for cause and only in the manner provided in this Section 4. At any annual meeting or special meeting of the shareholders, the notice of which states that the removal of a Director or Directors is among the purposes of the meeting, the affirmative of the holders of at least 66-2/3% of the Voting Stock, voting together as a single class, may remove such Director or Directors for cause.

 Section 5. Amendment, Repeal, Etc. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of at least 66-2/3% of the Voting Stock, voting together as a single class, will be required to amend or repeal, or adopt any provision inconsistent with, this Article Nine.

ARTICLE 10: To the full extent permitted by the BCL or any other applicable law currently or hereafter in effect, no Director of the Company will be personally liable to the Company or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Company. Any repeal or modification of this Article 10 will not adversely affect any right or protection of a Director of the Company exiting prior to such repeal or modification.

ARTICLE 11: Each person who is or was or had agreed to become a Director or officer of the Company, and each such person who is or was serving or who had agreed to serve at the request of the Board or an officer of the Company as an employee or agent of the Company or as a director, officer, employee, or agent of another Company, partnership, joint venture, trust or other entity, whether for profit or not for profit (including the heirs, executors, administrators, or estate of such person), will be indemnified by the Company to the full extent permitted by the BCL or any other applicable law as currently or hereafter in effect and will be entitled to advancement of expenses in connection therewith. The right of indemnification and of advancement of expenses provided in this
Article 11 (a) will not be exclusive of any other rights to which any Person seeking indemnification may otherwise be entitled, including without limitation pursuant to any contract approved by a majority of the Whole Board (whether or not the Directors approving such contract are or are to be parties to such contract or similar contracts), and (b) will be applicable to matters otherwise within its scope whether or not such matters arose or arise before or after the adoption of this Article 11. Without limiting the generality of the foregoing, the Company may adopt bylaws, or enter into one or more agreements with any Person, which provide for indemnification and/or advancement of expenses greater or different than that provided in this Article 11 or the BCL. Any amendment or repeal of, or adoption of any provision inconsistent with, this Article 11 will not adversely affect any right or protection arising hereunder, or arising out of facts occurring, prior to such amendment, repeat or adoption and no amendment, repeal, or adoption, will affect the legality, validity, or enforceability of any contract entered into or right granted prior to the effective date of such amendment, repeal, or adoption.

ARTICLE 12:

(a) Business Combinations. Notwithstanding any other provisions of these Articles of Incorporation, the Company shall not engage in any Business Combination (as defined herein) with any Interested Shareholder (as defined herein) for a period of three (3) years following the time that such shareholder became an Interested Shareholder, unless:

(1) prior to such time the Board approved either the Business Combination or the transaction which resulted in the shareholder becoming an Interested Shareholder, or

(2) upon consummation of the transaction which resulted in the shareholder becoming an Interested Shareholder, the Interested Shareholder owned at least 85% of the Voting Stock of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

(3) At or subsequent to such time the Business Combination is approved by the Board and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding Voting Stock which is not owned by the Interested Shareholder.

(b)The restrictions contained in this section shall not apply if:

(1) a shareholder becomes an Interested Shareholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the shareholder ceases to be an Interested Shareholder and (ii) would not, at any time within the three (3) year period immediately prior to a Business Combination between the Company and such shareholder, have been an Interested Shareholder but for the inadvertent acquisition of ownership.

(2) the Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this paragraph; (ii) is with or by a person who either was not an Interested Shareholder during the previous three (3) years or who became an Interested Shareholder with the approval of the Company's board of directors and (iii) is approved or not opposed by a majority of the members of the board of directors then in office (but not less than one (1) who were directors prior to any person becoming an Interested Shareholder during the previous three (3) years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the Company (except for a merger in respect of which, pursuant to section 1924(b) of the BCL, no vote of the shareholders of the Company is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company (other than to any direct or indirect wholly-owned subsidiary or to the Company) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Company; or (z) a proposed tender or exchange offer for 50% or more of the outstanding Voting Stock of the Company. The Company shall give not less then 20 days notice to all Interested Shareholders prior to the consummation of any of the transactions described in clauses (x) or (y) of the second sentence of this paragraph.

(c) As used in this Article 12 only the term:

(1) "affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

(2) "associate," when used to indicate a relationship with any person, means (i) any Company, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock, (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and
(iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(3) "Business Combination," when used in reference to the Company and any Interested Shareholder of the Company means:

(i) any merger or consolidation of the Company or any direct or indirect majority-owned subsidiary of the Company with (A) the Interested Shareholder, or
(B) with any other Company, partnership, incorporated association or other entity if the merger or consolidation is caused by the Interested Shareholder and as a result of such merger or consolidation subsection (a) of this section is not applicable to the surviving entity;

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a shareholder of the Company, to or with the Interested Shareholder, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Company;

(iii) any transaction which results in the issuance or transfer by the Company or by any direct or indirect majority-owned subsidiary of the Company of any stock of the Company or of such subsidiary to the Interested Shareholder, except
(A) pursuant to the exercises, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of such Company or any such subsidiary which securities were outstanding prior to the time that the Interested Shareholder became such, (B) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Company or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Company subsequent to the time the Interested Shareholder became such, (C) pursuant to an exchanged offer by the Company to purchase stock made on the same terms to all holders of said stock, or (D) any issuance or transfer of stock by the Company, provided however, that in no case under (B) -
(D) above shall there be an increase in the Interested Shareholder's proportionate share of the stock of any class or series of the Company or of the voting stock of the Company;

(iv) any transaction involving the Company or any direct or indirect majority-owned subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Company or of any such subsidiary which is owned by the Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the Interested Shareholder; or

(v) any receipt by the Interested Shareholder of the benefit, directly or indirectly (except proportionately as a shareholder of such Company) of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subparagraphs (i)-(iv) above) provided by or through the Company or any direct or indirect majority owned subsidiary.

(4) "control," including the term "controlling," "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of any Company, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this section, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(5) "Interested Shareholder" means any person (other than the Company and any direct or indirect majority-owned subsidiary of the Company) that (i) is the owner of 15% or more of the outstanding voting stock of the Company, or (ii) is an affiliate or associate of the Company and was the owner of 15% or more of the outstanding voting stock of the Company at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Shareholder; and the affiliates and associates of such person; provided, however, that the term "Interested Shareholder" shall not include any person whose ownership of shares in excess of the 15% limitation set forth herein in the result of action taken solely by the Company provided that such person shall be an Interested Shareholder if thereafter such person acquires additional shares of voting stock of the Company, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an Interested Shareholder, the voting stock of the Company deemed to be outstanding shall include stock deemed to be owned by the person through application of paragraph (8) of this subsection but shall not include any other unissued stock of the Company which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(6) "person" means any individual, corporation, partnership, unincorporated association or other entity.

(7) "Stock" means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(8) "Voting Stock" means, with respect to any corporation, stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity.

(9) "owner" including the terms "own" and "owned" when used with respect to any stock means a person that individually or with or through any of its affiliates or associates:

(i) beneficially owns such stock, directly or indirectly; or

(ii) has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person's affiliates or associates until such tendered stock is accepted for purchase or exchange; or
(B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person's right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or (iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of clause (ii) of this paragraph), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

ARTICLE 13: The name and address of the incorporator is:

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


Appendix C

                                 INDEMNIFICATION

         32. Damages and Expenses. (a) Without limiting the generality or effect of Article Ninth of the Articles of Incorporation, the Company will go the fullest extent permitted by applicable law as then in effect indemnify any person (an "Indemnitee") who is or was involved in any manner (including without limitation as a party or a witness) or is threatened to be made so involved in any threatened, pending, or completed investigation, claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including without limitation any action, suit, or proceeding by or in the right of the Company to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was or had agreed to become a director, officer, employee, or agent of the Company, or is or was serving at the request of the Board or an officer of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not for profit, or anything done or not by such person in any such capacity, against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding. Such indemnification will be a contract right and will include the right to receive payment in advance of any expenses incurred by an Indemnitee in connection with such Proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized by this bylaw 32 or otherwise.

         (b) The right of indemnification provided in this bylaw 32 will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled and will be applicable to Proceedings commenced or continuing after the adoption of this bylaw 32, whether arising from acts or emissions occurring before or after such adoption.

         (c) The indemnification and advancement of expenses provided by, or granted pursuant to, this bylaw 32 shall, unless otherwise provided when authorized or ratified, continue as to a person-who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

                          MOTIVEPOWER INDUSTRIES, INC.

                 ANNUAL MEETING OF STOCKHOLDERS, APRIL 27, 1999

The undersigned hereby appoints Jeannette Fisher-Garber and David L. Bonvenuto, and each with full power to act without the other, as proxies, with full power of substitution, for and in the name of the undersigned to vote and act with respect to all shares of common stock of MotivePower Industries, Inc. (the "Company") standing in the name of the undersigned on February 26, 1999, or with respect to which the undersigned is entitled to vote and act, at the Annual Meeting of Stockholders of the Company to be held April 27, 1999 and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present, and particularly, but without limiting the generality of the foregoing, the matters described on the reverse side of this Proxy. All shares represented by proxy will be voted in accordance with the instructions, if any, given in such proxy. A stockholder may abstain from voting on any proposal or may withhold authority to vote for any nominee(s) by so indicating on the reverse side.

              THIS PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

The votes represented by this proxy will be voted as marked by you. However, if you execute and return the proxy unmarked, such votes will be voted For all of the proposals. Please mark each box with an "x."

         The Board of Directors Recommends a Vote "For" all proposals.

1.       Election of Directors: (have been nominated)

           FOR     Withheld        Withheld for the following for all
                                   (write the nominee's name in the space below)
           [ ]       [ ]

2. Approve the reincorporation of the Company as a Pennsylvania corporation.

           FOR     Against    Abstain

           [ ]       [ ]        [ ]

3. Ratify appointment of Deloitte & Touche LLP as independent certified public accountants.

           FOR     Against    Abstain

           [ ]       [ ]        [ ]

4. In their discretion, proxies shall be authorized to vote upon such other matters as may properly be brought before the meeting or any adjournment thereof.

When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in the partnership name by authorized person.

Dated:
      ----------------------------------------------------------


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Signature


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Signature if held jointly


PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.